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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                           OMNI ENERGY SERVICES CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                       (OMNI ENERGY SERVICES CORP. LOGO)

                           4500 NE EVANGELINE THRUWAY
                           CARENCRO, LOUISIANA 70520

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Stockholders of OMNI Energy Services Corp.:

     The annual meeting of stockholders of OMNI Energy Services Corp. (the "Company") will be held at the Company's principal executive offices at 4500 NE Evangeline Thruway, Carencro, Louisiana 70520 on Thursday, June 17, 2004, at 10:00 a.m., local time, to consider and vote on:

          1. The election of six directors for the ensuing year,

          2. Approval of the increase in the number of shares issuable under the Amended and Restated OMNI Energy Services Corp. Stock Incentive Plan,

          3. Approval of the Securities Purchase Agreements, and

          4. Such other business as may properly come before the meeting or any adjournments thereof.

     Only holders of record of the Company's Common Stock at the close of business on April 26, 2004, are entitled to notice of, and to vote at, the annual meeting.

     PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. A PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING THEREOF.

                                          By Order of the Board of Directors

                                          /s/ Staci L. Marcelissen

                                          STACI L. MARCELISSEN
                                          Secretary

Carencro, Louisiana
May 14, 2004

                           OMNI ENERGY SERVICES CORP.
                           4500 NE EVANGELINE THRUWAY
                           CARENCRO, LOUISIANA 70520

May 14, 2004

                                PROXY STATEMENT

     This Proxy Statement is furnished to stockholders of OMNI Energy Services Corp. (the "Company") in connection with the solicitation on behalf of its Board of Directors (the "Board") of proxies for use at the annual meeting of stockholders of the Company to be held on June 17, 2004, at the time and place set forth in the accompanying notice and at any adjournments thereof (the "Meeting").

     Only holders of record of the Company's common stock, par value $0.01 per share ("Common Stock"), at the close of business on April 26, 2004, are entitled to notice of, and to vote at, the Meeting. On April 26, 2004, the Company had 11,393,974 shares of Common Stock outstanding, each of which is entitled to one vote.

     The enclosed proxy may be revoked at any time prior the Meeting by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date. The proxy will also be deemed revoked with respect to any matter on which the stockholder votes in person at the Meeting. Attendance at the Meeting will not, in and of itself, constitute a revocation of a proxy. Unless otherwise marked, properly executed proxies in the form of the accompanying proxy card will be voted FOR the election of the nominees to the Board listed below, FOR the increase in the number of shares issuable under the Amended and Restated OMNI Energy Services Corp. Stock Incentive Plan (the "Plan"), FOR the approval of the Securities Purchase Agreements and in the discretion of the persons named in the proxy in connection with any other business that may properly come before the Meeting.

     This Proxy Statement is first being mailed to stockholders on or about May 14, 2004. The cost of soliciting proxies hereunder will be borne by the Company. Proxies may be solicited by mail, personal interview and/or telephone. Banks, brokerage houses and other nominees or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse them for their expenses in so acting.

                             ELECTION OF DIRECTORS

GENERAL

     The Company's By-laws state that the Board shall be comprised of up to eight members, with the exact number to be set by the Board. The Board has currently set the number of directors at six and proxies cannot be voted for more than six nominees. Each director elected at the Meeting will serve a one-year term expiring at the 2005 annual meeting of stockholders. The terms of each of the Company's current directors will expire at the Meeting. All of the Company's current directors have been nominated for re-election to the Board.

     Unless authority to vote for the election of directors is withheld, the proxies solicited hereby will be voted FOR the election of each individual named below. If any nominee should decline or be unable to serve for any reason, votes will instead be cast for a substitute nominee designated by the Board. The Board has no reason to believe that any nominee will decline to be a candidate or, if elected, will be unable or unwilling to serve. Under the Company's By-laws, directors are elected by plurality vote. Stockholders may not cumulate their votes in the election of directors.

     Article IV E of the Company's Articles of Incorporation provides certain procedures that stockholders must follow in making director nominations. For any person other than a person nominated by the Board to be eligible for nomination for election as a director, advance notice must be provided to the Secretary of the Company at the Company's principal office, not more than 90 days and not less than 45 days, in advance of the annual meeting of stockholders; provided, however, that in the event that less than 55 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, such notice will be deemed timely if received at the Company's principal office no later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or such public disclosure was made. This notice must state
(a) for each nominating stockholder, such stockholder's name and business and residential addresses, the number of shares of Common Stock beneficially owned by such stockholder, and, if requested by the Secretary of the Company, whether such stockholder is the sole beneficial owner of such Common Stock and, if not, the name and address of any other beneficial owner of such Common Stock, and (b) for each proposed nominee, the proposed nominee's name, age and business and residential addresses, the proposed nominee's principal occupation or employment and the number of shares of Common Stock beneficially owned by the proposed nominee, and the proposed nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected, along with such other information regarding the proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been proposed by the Board. No such stockholder nominations have been received for the Meeting.

     THE BOARD HAS NOMINATED AND URGES YOU TO VOTE FOR THE RE-ELECTION OF THE INDIVIDUALS LISTED BELOW.

INFORMATION ABOUT THE COMPANY'S DIRECTORS

     The following table sets forth, as of April 26, 2004, certain information about the Company's directors. All of the directors are elected annually for a one-year term. There are no arrangements or understandings between the Company and any person, pursuant to which such person has been elected a director, and no director is related to any other director or executive officer of the Company.

DIRECTORS                                                 AGE         POSITION
---------                                                 ---         --------
James C. Eckert.........................................  54    Chairman of the Board
Michael G. DeHart.......................................  53    Director(1)(2)
David A. Melman.........................................  61    Director(1)
Craig Rothwell..........................................  49    Director
Marshall G. Webb........................................  61    Director(2)
Richard C. White........................................  48    Director(1)(2)
Laurel R. Upton.........................................  64    Advisory Director

---------------

(1) Member of Compensation Committee

(2) Member of Audit Committee

     James C. Eckert has served as President, Chief Executive Officer and a Director of the Company, since March 2001. From 1998 to 2000, Mr. Eckert served as Vice-President for Business Development of Veritas DGC Land, Inc. From 1992 to 1998, Mr. Eckert supervised the highland and transition seismic acquisitions of Veritas DGC Land, Inc. He served as President of GFS Company, a company that he co-founded in 1985, until its acquisition in 1992 by Digiton, Inc., a predecessor by merger to Veritas, Inc. Mr. Eckert graduated from the University of Southern Mississippi in 1971.

     Michael G. DeHart is a Certified Public Accountant, and has been employed as the President & Chief Investment Officer for Stuller Management Services, Inc. since June 2001. Prior to that, Mr. DeHart was a partner with the accounting firm Wright, Moore, DeHart, Dupuis and Hutchinson, L.L.C. He was a member of that firm's management committee from 1998 to May 2001. Mr. DeHart received an M.B.A. from the University of Southwestern Louisiana and has been a director of the Company since November 2000.

     David A. Melman is the Chief Executive Officer of Republic Resources, Inc., a Louisiana based environmental company engaged in containment and treatment of contaminated ground water. He also serves as the Chairman of the Board of XCL, Ltd., a U.S. based natural resource holding company with operational interests in China. Mr. Melman has an undergraduate degree in economics, a Juris Doctorate and a Master of Laws (Taxation). Mr. Melman is on the board of directors of Republic Resources, Inc. and Beta Oil and Gas, Inc. Mr. Melman has been a director of the Company since February 2004.

     Craig P Rothwell served as President and Chief Operating Officer of Veritas DGC Land, Inc. (a division of Veritas DGC, Inc.) from 1993 until April 2004 at which time he resigned his position with Veritas DGC Land, Inc. From 1983 until 1992 he served in different capacities with Veritas DGC Land, Inc. including General Manager and Senior V.P. of Operations. Mr. Rothwell has been a director of the Company since April 2004.

     Marshall G. Webb is President of Polaris Group, an advisory firm he founded in January 1999, to provide financial consulting and merger & acquisition services to public and private companies. Since February 2003 he also serves as Chief Executive Officer of HWI Group, Inc. an early stage company formed to create security services solutions for maritime and land-based facilities. Mr. Webb founded and led the IPO of BrighStar Information Technology Group, Inc., a global provider of IT solutions, and served as its CEO and director from 1997 through 1998. Since November 2001 he has served as a director of Teletouch Communications, Inc., and is a member of its Audit and Compensation committees. Mr. Webb was appointed to the Board of Directors of Isolagen, Inc. in April 2004. He is a Certified Public Accountant, attended Southern Methodist University, and began his career with Peat, Marwick Mitchell & Co. Mr. Webb has been a director of the Company since February 2004.

     Richard C. White is the former President and Chief Executive Officer of NuTec Energy Services Inc. He held that position from October of 2001, until his retirement in September 2002. He was Chief Executive Officer of Veritas DGC, Inc. from January 2000 through June 2000. From 1995 until his retirement in October 1999, Mr. White served as President of Western Geophysical Company, as well as Senior Vice President of Western Atlas Inc. He also served as Vice President of Baker Hughes Incorporated from August 1998 until October 1999. Prior to 1995, he held various other executive positions with Western Geophysical Company, including Chief Operating Officer. Mr. White graduated from Bloomsberg University in 1978 and has been a director of the Company since March 2001.

     Laurel Upton joined OMNI as our Aviation Manager in November 2003 with the acquisition of American Helicopters Inc. ("AHI"). He was a co-owner of AHI since its inception in 1996. Mr. Upton has over 40 years experience in the aviation industry, including affiliations with PHI, Southern Natural Gas, Air Logistics (Chief Pilot) and Gulf Air Transport. He was a flight instructor with the Department of Air Force and the US Army. Mr. Upton has been an Advisory Director since March 2004.

BOARD COMMITTEES

     The Board has determined that the Company's independent directors are Mr. DeHart, Mr. Melman, Mr. Rothwell, Mr. Webb and Mr. White. These directors are "independent" as defined in the Nasdaq Marketplace Rules. The Board has established an Audit Committee and a Compensation Committee. The Company's independent directors function as the nominating committee. The Company's independent directors have not adopted a nominating committee charter. The independent directors assist the Board by identifying individuals qualified to become board members and recommending to the Board the director nominees for the next annual meeting of stockholders.

     The Audit Committee reviews the Company's financial statements and annual audit and meets with the Company's independent public accountants to review the Company's internal controls and financial management practices. Currently, the members of the Audit Committee are Messrs. White, DeHart and Webb. All of the members of the Audit Committee are independent as defined by the Nasdaq Marketplace Rules. Prior to January 23, 2004, the members of the Audit Committee were Messrs. Brown, White and DeHart. The Audit Committee met four times during 2003.

     The Compensation Committee recommends to the Board compensation for the Company's executive officers and other key employees, administers the Plan and performs such similar functions as may be prescribed by the Board. Currently the members of the Compensation Committee are Messrs. DeHart, White and Melman. Prior to January 23, 2004, the members of the Compensation Committee were Messrs. Stull, White and DeHart. The Compensation Committee met four times during 2003.

     During 2003, the Board held four meetings. Each director attended all of the meetings held during 2003 of the Board and committees of which he was a member.

     It is the Company's policy that, to the extent possible, all nominees for director at the Meeting attend the Meeting. All of the nominees for director at the 2003 Annual Meeting attended the 2003 Annual Meeting.

     The Board provides a process for stockholders to send communications to the Board or any of the directors. Stockholders may send written communications to the Board or any of the directors addressed to the Secretary of the Company at the address listed on the first page of this Proxy Statement. All communications will be compiled by the Secretary of the Company and submitted to the Board or the individual directors on a periodic basis.

COMPENSATION OF DIRECTORS

     Each non-employee director is paid an attendance fee of $6,250 (increased in 2003 from $2,000) for each Board meeting attended and $1,500 (increased in 2003 from $500) for each committee meeting attended. Committee Chairmen are now paid $2,500 for each committee meeting. All directors are reimbursed for reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

     Each person who becomes a non-employee director is granted an option to purchase 10,000 (increased in 2003 from 3,333) shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date such person becomes a director.

     Additionally, each year that the Plan is in effect and a sufficient number of shares of Common Stock are available thereunder, each person who is a non-employee director on the day following the annual meeting of the Company's stockholders will be granted an option to purchase 5,000 (increased in 2003 from 1,667) shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on such date. All such options become fully exercisable on the first anniversary of their date of grant and expire on the tenth anniversary thereof, unless the non-employee director ceases to be a director of the Company, in which case the exercise periods will be shortened.

PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of April 26, 2004 certain information regarding beneficial ownership of Common Stock by (i) each of the Named Executive Officers (as defined below in "Executive Compensation"), (ii) each director or nominee for director of the Company, (iii) all of the Company's directors and executive officers as a group and (iv) each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, all as in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise indicated, the Company believes that the stockholders listed below have sole investment and voting power with respect to their shares based on information furnished to the Company by such stockholders.

                                                                              PERCENTAGE OF
                                                          NUMBER OF SHARES     OUTSTANDING
NAME OF BENEFICIAL OWNER                                 BENEFICIALLY OWNED   COMMON STOCK
------------------------                                 ------------------   -------------
Insight Capital Research & Management, Inc. ...........       1,186,985(1)         9.4%
  2121 N. California Blvd, Suite 560
  Walnut Creek, CA 94596
Manchester Securities Corp. ...........................       1,046,523(2)         8.4%
  712 Fifth Avenue
  New York, NY 10017
Wellington Management Company, LLP.....................         755,000(3)         6.2%
  75 State Street
  Boston, MA 02109
Advantage Capital......................................         752,986(4)         6.2%
James C. Eckert........................................         341,662(5)         2.9%
Michael G. DeHart......................................          28,333(6)           *
Richard C. White.......................................          26,666(7)           *
Marshall G. Webb.......................................           5,000(8)           *
David A. Melman........................................           5,000(9)           *
Craig P. Rothwell......................................           5,000(10)          *
G. Darcy Klug..........................................         139,997(11)        1.2%
All directors and executive officers as a group (7
  persons).............................................         551,658(12)        4.6%

---------------

  *  Less than one percent.

 (1) Based on a filing made with the SEC reflecting ownership of Common Stock as of January 16, 2004. The filing indicates sole voting power with respect to 1,186,985 shares of Common Stock.

 (2) Based on 699,301 shares issuable upon conversion of $5.0 million in 3-year, 6.5% fixed Convertible Debentures issued February 12, 2004 and 347,222 shares issuable upon conversion of $2.5 million in 3-year 6.5% fixed rate Convertible Debentures issued April 15, 2004.

 (3) Based on a filing made with the SEC reflecting ownership of Common Stock as of December 31, 2003. The filing indicates shared voting power with respect to 510,000 shares of Common Stock and dispositive power with respect to 755,000 shares of Common Stock.

 (4) Based on a filing made with the SEC reflecting ownership of Common Stock as of April 21, 2004 unless otherwise indicated. The address of Advantage Capital is 909 Poydras Street, Suite 2230, New Orleans, Louisiana 70112. Of these shares, (i) 347,222 are held by Advantage Capital VI Limited Partnership, of which Advantage Capital NOLA VI, L.L.C. is the general partner; (ii) 128,471 are held by Advantage Capital Partners IX Limited Partnership, of which Advantage Capital NOLA IX, L.L.C. is the general partner; (iii) 97,994 are held by Advantage Capital Partners Limited Partnership of which Advantage Capital Corporation is the general partner;
     (iv)171,566 are held by Advantage Capital Partners III Limited Partnership, of which Advantage Capital Management Corporation is the general partner; and (v) 7,733 are issuable upon conversion of the Company's Series B 8% Convertible Preferred Stock.

 (5) Includes 341,662 shares issuable upon the exercise of options currently exercisable or exercisable within sixty days.

 (6) Includes 23,333 shares issuable upon the exercise of options currently exercisable or exercisable within sixty days.

 (7) Includes 26,666 shares issuable upon the exercise of options currently exercisable or exercisable within sixty days.

 (8) Includes 5,000 shares issuable upon the exercise of options currently exercisable or exercisable within sixty days.

 (9) Includes 5,000 shares issuable upon the exercise of options currently exercisable or exercisable within sixty days.

(10) Includes 5,000 shares issuable upon the exercise of options currently exercisable or exercisable within sixty days.

(11) Includes 139,997 shares issuable upon the exercise of options currently exercisable or exercisable within sixty days.

(12) Includes 546,658 shares that such persons have the right to receive upon the exercise of options currently exercisable or exercisable within sixty days.

ANNUAL COMPENSATION

     The following table sets forth all compensation information for the three years ended December 31, 2003, for the Company's Chief Executive Officer and all other executive officers whose total annual salary and bonus exceeded $100,000 (collectively, the "Named Executive Officers"). No other executive officer of the Company had a total annual salary and bonus exceeding $100,000 during 2003.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                       COMPENSATION
                                                                          AWARDS
                                                                       -------------
                                                                       NO. OF SHARES
                                 ANNUAL COMPENSATION      RESTRICTED    UNDERLYING
                              -------------------------     STOCK      OPTIONS/SARS       ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR    SALARY     BONUS    AWARDS(1)     GRANTED(1)     COMPENSATION(2)
---------------------------   ----   --------   -------   ----------   -------------   ---------------
James C. Eckert(3)..........  2003   $150,000   $          200,000         60,000           $  --
  President and               2002   $113,750   $91,625         --             --           $  --
  Chief Executive Officer     2001   $ 45,375   $    --         --        331,667           $  --
G. Darcy Klug(4)............  2003   $115,000   $          161,800         40,000           $  --
  Chief Financial Officer     2002   $ 83,000   $37,500         --             --           $  --
                              2001   $ 37,500   $    --         --        133,333           $  --

---------------

(1) See the following discussions and tables for additional information.

(2) Perquisites and other personal benefits paid to each Named Executive Officer, in any of the years presented, did not exceed the lesser of $50,000 or 10% of such Named Executive Officer's salary and bonus for that year

(3) Mr. Eckert has been employed by the Company since March 2001; as a result, compensation for 2001 is for a partial year.

(4) Mr. Klug has been employed by the Company since May 2001; as a result, compensation for 2001 is for a partial year.

2003 RESTRICTED STOCK INCENTIVE AGREEMENT AND 2003 STOCK OPTION

     Effective December 1, 2003, the Company entered into Restricted Stock Incentive Agreements, as amended, with Messrs. Eckert and Klug for the award of 200,000 shares and 161,800 shares, respectively, under the terms and conditions of the Plan. Under the terms of the amended Restricted Stock Incentive Agreements, 25% of such shares will vest on the day immediately following our 2004 annual shareholder meeting and an additional 25% in such shares will vest on the day following each of the 2005, 2006, and 2007 annual shareholder meetings. Vesting is subject to the continued employment of Messrs. Eckert and Klug with the Company on each vesting date. If there is a "change of control" (as defined by the amended Restricted Stock Incentive Agreement) of the Company during the vesting period, all shares granted to Messrs. Eckert and Klug will immediately vest.

     During 2003, no stock appreciation rights were granted and the following options were granted to the Named Executive Officers:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                            INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE
                        ----------------------------------------------------------      VALUE AT ASSUMED
                         NUMBER OF     PERCENT OF TOTAL                              ANNUAL RATES OF STOCK
                         SECURITIES      OPTIONS/SARS                                  PRICE APPRECIATION
                         UNDERLYING       GRANTED TO      EXERCISE OR                   FOR OPTION TERM
                        OPTIONS/SARS     EMPLOYEES IN     BASE PRICE    EXPIRATION   ----------------------
NAME                    GRANTED (#)      FISCAL YEAR        ($/SH)         DATE       5% ($)      10% ($)
----                    ------------   ----------------   -----------   ----------   ---------   ----------
James C. Eckert.......     60,000            12.4%           $2.32      11/05/2013    $87,600     $222,000
G. Darcy Klug.........     40,000             8.3%           $2.32      11/05/2013    $58,400     $148,000

STOCK OPTION HOLDINGS

     The following table sets forth information, as of December 31, 2003, with respect to stock options held by the Named Executive Officers. None of the Named Executive Officers exercised any options to purchase Common Stock in 2003.

                      AGGREGATE OPTION VALUES AT YEAR END

                                           NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                          UNDERLYING UNEXERCISED             IN-THE-MONEY
                                            OPTIONS AT YEAR END         OPTIONS AT YEAR END(1)
                                        ---------------------------   ---------------------------
                                        EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                        -----------   -------------   -----------   -------------
James C. Eckert.......................    248,319        143,347       $944,704       $538,243
G. Darcy Klug.........................    103,331         70,002       $466,757       $305,442

---------------

(1) The closing sale price of the Common Stock on December 31, 2003 was $6.45 per share, as reported by the Nasdaq National Market.

EXECUTIVE EMPLOYMENT AGREEMENTS

     The term of Mr. Eckert's employment agreement is from March 31, 2001 to June 30, 2004. The agreement provides that Mr. Eckert will serve as Chairman of the Board of the Company during such term at a base salary of $100,000, $125,000 and $150,000 for the twelve month periods ended March 31, 2002, 2003 and 2004, respectively and $50,000 for the period of April 1, 2004 through June 30, 2004; and that Mr. Eckert's employment can be terminated at any time by the Company for cause or for breach of the agreement by Mr. Eckert. The employment agreement of our Chief Executive Officer expires June 30, 2004. We do not have employment agreements with any other executive officers.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors (the "Committee") has furnished the following report on executive compensation for fiscal 2003:

     Under the supervision of the Committee, the Company seeks to relate a significant portion of potential total executive compensation to the Company's financial performance. In general, executive financial rewards may be segregated into the following significant components: base compensation, bonus and stock-based benefits.

     Base compensation, bonuses and stock-based compensation for the executive officers are intended to be competitive with those paid by comparably situated companies, with a reasonable degree of financial security and flexibility to those individuals who were regarded by the Committee as acceptably discharging the levels and types of responsibility implicit in the various executive positions. In the course of considering annual executive salary increases, bonuses and stock-based compensation, appropriate consideration is given to the credentials and experience of the individual senior executives, as viewed in the Committee's collective best judgment, which necessarily involves subjective as well as objective elements. Using the criteria set forth above, pay increases for the executive officers, Mr. Eckert and Mr. Klug, were authorized during 2003 of 32% and 39%, respectively. In addition, Mr. Eckert and Mr. Klug were awarded options to purchase 60,000 shares and 40,000 shares, respectively, of Common Stock of the Company. Also, effective December 1, 2003, the Company entered into Restricted Stock Incentive Agreements, as amended, with Messrs. Eckert and Klug for the award of 200,000 shares and 161,800 shares, respectively, under the terms and conditions of the Plan.

     The Committee is of the view that the periodic grant of stock options and restricted stock awards to employees, including executive officers, is calculated to align the employees' economic interests with those of stockholders and to provide a direct and continuing focus upon the goal of increasing stockholder value. The Committee presently anticipates that grants to executive officers will be considered annually.

                                          The Compensation Committee

                                          Richard C. White (Chair)
                                          Michael G. DeHart
                                          David Melman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Committee has at any time been an officer or employee of the Company and none of these directors serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's board or Committee.

AUDIT COMMITTEE REPORT

     The Audit Committee reviews the Company's financial statements and annual audit and meets with the Company's independent public accountants to review the Company's internal controls and financial management practices. Currently, the members of the Audit Committee are Messrs. White, DeHart and Webb. All of the members of the Audit Committee are independent as defined by the Nasdaq Marketplace Rules. Prior to January 23, 2004, the members of the Audit Committee were Messrs. Brown, White and DeHart. The Audit Committee met four times during 2003.

     Under rules adopted by the Securities and Exchange Commission, the Company is required to disclose whether it has an "Audit Committee Financial Expert" serving on its Audit Committee. Although management believes that at least one member of the Audit Committee would qualify as an Audit Committee Financial Expert, the Company's Board of Directors has not designated any particular member of the Audit Committee as the Audit Committee Financial Expert under the SEC's rules. Management believes that at least one member of the Audit Committee is capable of: (i) understanding generally accepted accounting principles and financial statements; (ii) assessing the general application of these principles in connection with the accounting for estimates, accruals and reserves; (iii) analyzing and evaluating the Company's consolidated financial statements; (iv) understanding internal control over financial reporting; and (v) understanding audit committee functions. All Audit Committee members are "independent directors," as such term is defined in the Nasdaq Marketplace Rules.

     The responsibilities of our Audit Committee include:

     - engaging an independent audit firm to audit our financial statements and to perform services related to the audit;

     - reviewing the scope and results of the audit with our independent auditors;

     - considering the adequacy of our internal accounting control procedures;

     - considering auditors' independence; and

     - approving all audit and non-audit services with our independent auditors.

     The Board has adopted a written charter for the Audit Committee which is attached hereto as Appendix B.

     The Audit Committee has reviewed and discussed the audited financial statements with management. In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) and has received written disclosures and the letter from the independent accountants required by Independence Standards

Board Standard No. 1 (Independence Discussions with Audit Committees). They have also discussed with the independent accountants their independence. Based on the Audit Committee's review and discussion as set forth above, it has recommended to the Board of Directors that the audited financial statements of the Company be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

                                          The Audit Committee

                                          Michael G. DeHart (Chair)
                                          Richard C. White
                                          Marshall G. Webb

EQUITY COMPENSATION PLAN

     The following table gives information about the Company's Common Stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2003, including the Plan and the 1999 Stock Option Plan.

                                                                                             (C)
                                                                                      NO. OF SECURITIES
                                         (A)                                       REMAINING AVAILABLE FOR
                                NUMBER OF SECURITIES               (B)              FUTURE ISSUANCE UNDER
                                    TO BE ISSUED            WEIGHTED AVERAGE         EQUITY COMPENSATION             (D)
                                  UPON THE EXERCISE          EXERCISE PRICE           PLANS (EXCLUDING       TOTAL OF SECURITIES
                               OF OUTSTANDING OPTIONS,   OF OUTSTANDING OPTIONS,   SECURITIES REFLECTED IN      REFLECTED IN
PLAN CATEGORY                    WARRANTS AND RIGHTS       WARRANTS AND RIGHTS       COLUMNS (A) & (B))       COLUMNS (A) & (C)
-------------                  -----------------------   -----------------------   -----------------------   -------------------
Equity Compensation Plans
  Approved by Stockholders...         1,337,730                   $2.74                    162,270                1,500,000
Equity Compensation Plans Not
  Approved by Stockholders...            94,565                   $2.70                      5,435                  100,000
                                      ---------                   -----                    -------                ---------
  Total......................         1,432,295                   $2.74                    167,705                1,600,000
                                      =========                   =====                    =======                =========

                 PROPOSED AMENDMENT TO THE STOCK INCENTIVE PLAN

GENERAL

     The Board believes that the growth of the Company depends significantly upon the efforts of its officers and key employees and that such individuals are best motivated to put forth maximum effort on behalf of the Company if they own an equity interest in the Company. In accordance with this philosophy, in 1997 the Board adopted and the stockholders approved the Plan. The stockholders previously approved amendments to the Plan increasing the number of shares issuable thereunder to 666,667 in April 1999, 1,000,000 in September 2001 and 1,500,000 in September 2003. Under the Plan, key employees, officers, directors who are employees of the Company and consultants and advisors to the Company (the "Eligible Persons") are eligible to receive (i) incentive and non-qualified stock options; (ii) restricted stock; and (iii) other stock-based awards ("Incentives") when designated by the Compensation Committee. Non-employee directors receive option grants under the Plan as described under "Stock Options for Outside Directors," below, without action by the Compensation Committee. Presently, thirty-one (31) employees of the Company, including its executive officers, and five non-employee directors participate in the Plan. Attached hereto as Appendix A is a copy of the Plan, as amended and approved by the Board of Directors and as submitted to the stockholders for their approval.

THE PROPOSED AMENDMENT

     The Board has amended the Plan, subject to stockholder approval at the Meeting, to increase the number of shares of Common Stock subject to the Plan to 2,500,000 from 1,500,000 (the "Amendment") and has directed that the Amendment be submitted for approval by the stockholders at the Meeting. The Board recommends that the stockholders approve the Amendment. The Board believes that approval of the Amendment will allow the Company to continue to provide management and employees with a proprietary interest in the growth and performance of the Company.

SHARES ISSUABLE PURSUANT TO THE PLAN

     The 2,500,000 shares of Common Stock authorized to be issued under the Plan pursuant to the Amendment represent approximately 14.1% of the shares of Common Stock outstanding on December 31, 2003. As of December 31, 2003, options to acquire 1,337,730 shares of Common Stock had been granted under the Plan to officers, directors and employees.

     Proportionate adjustments will be made to the number of shares of Common Stock subject to the Plan, including shares subject to outstanding Incentives, in the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock. In the event of such adjustments, the purchase price of any outstanding option, the performance objectives of any Incentive, and the shares of Common Stock issuable pursuant to any Incentive will be adjusted as and to the extent appropriate, in the reasonable discretion of the Compensation Committee, to provide participants with the same relative rights before and after such adjustment. On April 26, 2004, the closing sale price of a share of Common Stock, as reported on the Nasdaq National Market, was $6.16.

ADMINISTRATION OF THE PLAN

     The Compensation Committee administers the Plan and has authority to award Incentives under the Plan, to interpret the Plan, to establish rules or regulations relating to the Plan, to make any other determination that it believes necessary or advisable for the proper administration of the Plan and to delegate its authority as appropriate. With respect to participants not subject to Section 16 of the Securities Exchange Act of 1934 or Section 162(m) of the Code, the Compensation Committee may delegate its authority to grant Incentives under the Plan to appropriate personnel of the Company.

AMENDMENTS TO THE PLAN

     The Board may amend or discontinue the Plan at any time, except that any amendment that would materially increase the benefits under the Plan, materially increase the number of securities that may be issued through the Plan or materially modify the eligibility requirements must be approved by the stockholders. Except in limited circumstances no amendment or discontinuance of the Plan may change or impair any previously-granted Incentive without the consent of the recipient thereof.

TYPES OF INCENTIVES

     Stock Options. A stock option is a right to purchase Common Stock from the Company. The Compensation Committee may grant non-qualified stock options or incentive stock options to purchase shares of Common Stock. The Committee will determine the number and exercise price of the options, provided that the option exercise price may not be less than the fair market value of the Common Stock on the date of grant. The term of the options, and the time or times that the options become exercisable, will also be determined by the Committee, provided that the term of an incentive stock option may not exceed 10 years.

     The option exercise price may be paid in cash, check, in shares of Common Stock that, unless otherwise permitted by the Compensation Committee, have been held for a least six months, or through a broker-assisted exercise.

     Incentive stock options will be subject to certain additional requirements necessary in order to qualify as incentive stock options under Section 422 of the Code.

     Restricted Stock. Restricted stock consists of shares of Common Stock that are transferred to a participant for past services but subject to restrictions regarding their sale, pledge or other transfer by the participant for a specified period (the "Restricted Period"). The Compensation Committee has the power to determine the number of shares to be transferred to a participant as restricted stock. All shares of restricted stock will be subject to such restrictions as the Compensation Committee may designate in the incentive agreement with the participant, including, among other things, that the shares of Common Stock are required to be forfeited or resold to the Company in the event of termination of employment or in the event specified performance goals or targets are not met. A Restricted Period of at least three years is required, except that if vesting is subject to the attainment of performance goals, a minimum Restricted Period of one year is required.

     Subject to the restrictions provided in the incentive agreement, each participant receiving restricted stock will have the rights of a stockholder with respect thereto, including voting rights and rights to receive dividends. To the extent that restricted stock is intended to vest based upon the achievement of pre-established performance goals rather than solely upon continued employment over a period of time, the performance goals pursuant to which the restricted stock shall vest must be any or a combination of the following performance measures: earnings per share, return on assets, an economic value added measure, stockholder return, earnings, stock price, return on equity, return on total capital, safety performance, reduction of expenses or increase in cash flow of the Company, a division of the Company or a subsidiary. For any performance period, such performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the Compensation Committee, relative to internal goals or relative to levels attained in prior years.

     Other Stock-Based Awards. The Compensation Committee is authorized to grant to Eligible Persons another stock-based award ("Other Stock-Based Award"), which consists of an award, the value of which is based in whole or in part on the value of shares of Common Stock, other than a stock option or a share of restricted stock. Other Stock-Based Awards may be awards of shares of Common Stock or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock. The Compensation Committee determines the terms and conditions of any such Other Stock-Based Award and may provide that such awards would be payable in whole or in part in cash. Except in the case of an Other Stock-Based Award granted in assumption of or in substitution for an outstanding award of a company acquired by the Company or with which the Company combines, the price at which securities may be purchased pursuant to any Other Stock-Based Award or the provision, if any, of any such award that is analogous to the purchase or exercise price, may not be less than 100% of the fair market value of the securities to which such award relates on the date of grant. An Other Stock-Based Award may provide the holder thereof with dividends or dividend equivalents, payable in cash or shares of Common Stock on a current or deferred basis. Other Stock-Based Awards intended to qualify as "performance-based compensation" must be paid based upon the achievement of pre-established performance goals. The performance goals pursuant to which Other Stock-Based Awards may be earned must be any or a combination of the following performance measures: earnings per share, return on assets, an economic value added measure, stockholder return, earnings, stock price, return on equity, return on total capital, safety performance, reduction of expenses or increase in cash flow of the Company, a division of the Company or a subsidiary. For any performance period, such performance goals may be measured on an absolute basis or relative to a group of peer companies selected by the Compensation Committee, relative to internal goals or relative to levels attained in prior years. The grant of an Other Stock- Based Award to a participant will not create any rights in such participant as a stockholder of the Company, until the issuance of shares of Common Stock with respect to such Other Stock-Based Award.

STOCK OPTIONS FOR OUTSIDE DIRECTORS

     Each director who is not also an employee of the Company (an "Outside Director") will be granted non-qualified options to purchase 10,000 shares of Common Stock, at such time as he first becomes a member of the Board. In addition, for as long as the Plan remains in effect and shares of Common Stock remain available for issuance thereunder, if the Amendment is approved by the stockholders at the Meeting, each Outside Director will be automatically granted a non-qualified stock option to purchase 5,000 shares of Common Stock on the date following the annual meeting of stockholders of the Company, without action on the part of the Compensation Committee. These options become exercisable one year after grant and have exercise prices equal to the fair market value of a share of Common Stock on the date of grant. Director options expire ten years after the date of grant, except that to the extent otherwise exercisable, director options must be exercised within three months from termination of Board service or, in the event of death, disability or retirement on or after reaching age 65, within eighteen months thereafter.

CHANGE OF CONTROL

     All outstanding stock options granted under the Plan will automatically become fully exercisable, all restrictions or limitations on any Incentives will lapse and all performance criteria and other conditions relating to the payment of Incentives will be deemed to be achieved or waived by the Company upon (i) approval by the stockholders of the Company of a reorganization, merger or consolidation of the Company or sale of all or substantially all of the assets of the Company, unless (x) all or substantially all of the individuals and entities who were the beneficial owners of the Company's outstanding Common Stock and voting securities entitled to vote, generally in the election of directors immediately prior to such transaction, have direct or indirect beneficial ownership, respectively, of more than 50% of the then outstanding shares of common stock and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the resulting corporation; (y) except to the extent that such ownership existed prior to the transaction, no person (excluding any corporation resulting from the transaction or any employee benefit plan or related trust of the Company or the resulting corporation) beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of common stock of the resulting corporation or 30% or more of the combined voting power of the then outstanding voting securities of the resulting corporation; or (z) a majority of the board of directors of the resulting corporation were members of the Company's board of directors at the time of the execution of the initial agreement or of the action of the Board providing for the transaction; (ii) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; (iii) a person or group of persons becoming the beneficial owner of more than 50% of the Company's Common Stock (subject to certain exceptions); or (iv) the individuals who as of the adoption of the Plan constitute the Board (the "Incumbent Board") or who subsequently become a member of the Board, with the approval of at least a majority of the directors then comprising the Incumbent Board other than in connection with an actual or threatened election contest, cease to constitute at least a majority of the Board (each, a "Significant Transaction").

     The Compensation Committee also has the authority to take several actions regarding outstanding Incentives upon the occurrence of a Significant Transaction, including (i) requiring that all outstanding options remain exercisable only for a limited time, (ii) making equitable adjustments to Incentives as the Compensation Committee deems in its discretion necessary to reflect the Significant Transaction or (iii) providing that an option under the Plan shall become an option relating to the number and class of shares of stock or other securities or property (including cash) to which the participant would have been entitled in connection with the Significant Transaction, if the participant had been immediately prior to the Significant Transaction the holder of record of the number of shares of Common Stock then covered by such options.

TRANSFERABILITY OF INCENTIVES

     Incentives are transferable only by will and by the laws of descent and distribution, except that stock options may also be transferred pursuant to a domestic relations order, to immediate family members, to a family partnership, to a family limited liability company or to a trust for the sole benefit of immediate family members, if permitted by the Compensation Committee and if provided in the Incentive agreement or an amendment thereto.

PAYMENT OF WITHHOLDING TAXES IN STOCK

     A participant may, but is not required to, satisfy his or her withholding tax obligation by electing to have the Company withhold, from the shares the participant would otherwise receive upon exercise or vesting of an Incentive, shares of Common Stock having a value equal to the amount required to be withheld. This election must be made prior to the date on which the amount of tax to be withheld is determined and is subject to the Compensation Committee's right of disapproval.

AWARDS TO BE GRANTED

     The grant of awards to officers and employees under the Plan is entirely in the discretion of the Compensation Committee. The Compensation Committee has no outstanding grants of options to purchase Common Stock.

     Because participation and the types of awards available for grant under the Plan, other than the automatic grants to outside directors as described above, are subject to the discretion of the Compensation Committee, the benefits or amounts that any participant or groups of participants may receive upon approval of the Amendment is not currently determinable. The Compensation Committee has granted to the Chief Executive Officer and the Chief Financial Officer 361,800 shares of restricted stock, of which 271,350 shares are subject to the approval of the Amendment herein. The following New Plan Benefits table contains the number of awards made under the plan to the individuals and groups listed below during the Company's last fiscal year.

                               NEW PLAN BENEFITS
      AMENDED AND RESTATED OMNI ENERGY SERVICES CORP. STOCK INCENTIVE PLAN

                                                                DOLLAR      NUMBER
NAME AND POSITION                                             VALUE ($)    OF UNITS
-----------------                                             ----------   --------
James C. Eckert.............................................  $  580,000   200,000(1)
  President and Chief Executive Officer
G. Darcy Klug...............................................  $  469,220   161,800(1)
                                                              ----------   -------
  Chief Financial Officer
Executive Group.............................................  $1,049,220   361,800
Non-Executive Director Group................................  $       --         0
Non-Executive Officer Employee Group........................  $       --         0

---------------

(1) Effective December 1, 2003, the Company entered into Restricted Stock Incentive Agreements, as amended, with Messrs. Eckert and Klug for the award of 200,000 shares and 161,800 shares, respectively, under the terms and conditions of the Plan.

FEDERAL INCOME TAX CONSEQUENCES

     Under existing federal income tax provisions, a participant who receives stock options or who receives shares of restricted stock that are subject to restrictions that create a "substantial risk of forfeiture" (within the meaning of Section 83 of the Code) will not normally realize any income, nor will the Company normally receive any deduction for federal income tax purposes, in the year such Incentive is granted.

     When a non-qualified stock option granted pursuant to the Plan is exercised, the employee will realize ordinary income measured by the difference between the aggregate fair market value of the shares of Common Stock on the exercise date and the aggregate purchase price of the shares of Common Stock as to which the option is exercised, and, subject to Section 162(m) of the Code, the Company will be entitled to a deduction in the year the option is exercised equal to the amount the employee is required to treat as ordinary income.

     An employee generally will not recognize any income upon the exercise of any incentive stock option, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of adjustment, which may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax imposed by Section 55 of the Code. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided the employee does not dispose of such stock within either two years from the date of grant or one year from the date of exercise of the incentive stock option (the "required holding periods"). An employee disposing of such shares before the expiration of the required holding period will recognize ordinary income generally equal to the difference between the option price and the fair market value of the stock on the date of exercise. The remaining gain, if any, will be capital gain. The Company will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the Common Stock received upon exercise before the expiration of the required holding periods.

     An employee who receives restricted stock will normally recognize taxable income on the date the shares become transferable or no longer subject to substantial risk of forfeiture or on the date of their earlier disposition. The amount of such taxable income will be equal to the amount by which the fair market value of the shares of Common Stock on the date such restrictions lapse (or any earlier date on which the shares are disposed of) exceeds their purchase price, if any. An employee may elect, however, to include in income in the year of purchase or grant the excess of the fair market value of the shares of Common Stock (without regard to any restrictions) on the date of purchase or grant over its purchase price. Subject to the limitations imposed by Section 162(m) of the Code, the Company will be entitled to a deduction for compensation paid in the same year and in the same amount as income is realized by the employee. Dividends currently paid to the participant will be taxable compensation income to the participant and deductible by the Company.

     A participant who receives a stock award under the Plan will realize ordinary income in the year of the award equal to the fair market value of the shares of Common Stock covered by the award on the date it is made and, subject to Section 162(m) of the Code, the Company will be entitled to a deduction equal to the amount the employee is required to treat as ordinary income.

     When the exercisability or vesting of an Incentive granted under the Plan is accelerated upon a change of control, any excess on the date of the change in control of the fair market value of the shares or cash issued under Incentives over the purchase price of such shares may be characterized as "parachute payments" (within the meaning of Section 280G of the Code) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the "base amount" for such employee. The base amount generally is the average of the annual compensation of such employee for the five years preceding such change in ownership or control. An "excess parachute payment" with respect to any employee, is the excess of the present value of the parachute payments to such person, in the aggregate, over and above such person's base amount. If the amounts received by an employee upon a change in control are characterized as parachute payments, such employee will be subject to a 20% excise tax on the excess parachute payments pursuant to Section 4999 of the Code, and the Company will be denied any deduction with respect to such excess parachute payments.

     This summary of federal income tax consequences does not purport to be complete. Reference should be made to the applicable provisions of the Code. There also may be state and local income tax consequences applicable to transactions involving Incentives.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the votes actually cast at the Meeting is required for approval of the Amendment.

     THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSED AMENDMENT.

                         SECURITIES PURCHASE AGREEMENTS

BACKGROUND

     In February and April of 2004, the Board unanimously authorized and approved the transactions described below. The Board believes these transactions are in the best interests of the Company and unanimously recommends that stockholders vote FOR the transactions described below. The following is a description of the material aspects of the transactions. While the Company believes that the following description summarizes the material aspects of the transactions, the description may not contain all of the information that is important to stockholders. Copies of any of the transaction documents referred to herein are available to stockholders at no charge upon request. Stockholders should address requests for documents to the Secretary of the Company at the address listed on the first page of this Proxy Statement.

     Pursuant to a Securities Purchase Agreement, dated February 12, 2004, the Company sold to Provident Premier Master Fund Ltd. and Portside Growth and Opportunity Fund each (i) $2,500,000 in principal amount of 3-year, 6.5% fixed rate, Convertible Debentures that are convertible into shares of Common Stock at an initial conversion price of $7.15, (ii) 1-year Common Stock Series A Warrants to purchase an aggregate of 175,000 shares of Common Stock at an initial exercise price of $7.15 per share and (iii) 5-year Common Stock Series B Warrants to purchase an aggregate of 97,500 shares of Common Stock at an initial exercise price of $8.50 per share. In addition, the Company sold to Manchester Securities Corp. (i) $5,000,000 in principal amount of 3-year, 6.5% fixed rate, Convertible Debentures that are convertible into shares of Common Stock at an initial conversion price of $7.15, (ii) 1-year Common Stock Series A Warrants to purchase an aggregate of 350,000 shares of Common Stock at an initial exercise price of $7.15 per share and (iii) 5-year Common Stock Series B Warrants to purchase an aggregate of 195,000 shares of Common Stock were issued at an initial exercise price of $8.50 per share. The warrants described in this paragraph are not exercisable for a period of six months and one day after the issue date of such warrants and in no event will the exercise prices of such warrants be less than $6.15.

     Pursuant to a Securities Purchase Agreement, dated April 15, 2004, the Company sold to Provident Premier Master Fund Ltd. and Portside Growth and Opportunity Fund each (i) $1,250,000 in principal amount of 3-year, 6.5% fixed rate, Convertible Debentures that are convertible into shares of Common Stock at an initial conversion price of $7.20 and (ii) 5-year Common Stock Warrants to purchase an aggregate of 37,500 shares of Common Stock at an initial exercise price of $9.00 per share. In addition, the Company sold to Manchester Securities Corp. (i) $2,500,000 in principal amount of 3-year, 6.5% fixed rate, Convertible Debentures that are convertible into shares of Common Stock at an initial conversion price of $7.20 and (ii) 5-year Common Stock Warrants to purchase an aggregate of 75,000 shares of Common Stock at an initial exercise price of $9.00 per share. Finally, the Company sold to Gemini Master Fund, Ltd. (i) $50,000 in principal amount of 3-year, 6.5% fixed rate, Convertible Debentures that are convertible into shares of Common Stock at an initial conversion price of $7.20 and (ii) 5-year Common Stock Warrants to purchase an aggregate of 1,500 shares of Common Stock at an initial exercise price of $9.00 per share. The warrants described in this paragraph are not exercisable for a period of six months and one day after the issue date of such warrants and in no event will the exercise prices of such warrants be less than $7.11.

     Collectively, the debentures and the warrants referred to in the above paragraphs shall be referred to herein as "Debentures" and "Warrants", respectively. The sale of the Debentures and the Warrants, and the issuance of Common Stock upon conversion (or otherwise) of the Debentures and exercise of the Warrants, were not and will not be registered under the Securities Act pursuant to the exemption from registration provided under Section 4(2) of the Securities Act.

     The Company will adjust the conversion price of the Debentures and the exercise price of the Warrants upon the occurrence of:

          (1) the subdivision or combination of the outstanding Common Stock;

          (2) the issuance of shares of Common Stock as a dividend or distribution on Common Stock;

          (3) the issuance of Common Stock for no consideration or at a price per share that is less than the lowest of the exercise price or conversion price (as applicable) of the Debentures and/or Warrants;

          (4) the issuance of securities convertible into Common Stock at a conversion price per share that is less than the lowest of the exercise price or conversion price (as applicable) of the Debentures and/or Warrants or such conversion price per share is changed thereafter to be less than the lowest exercise price or conversion price (as applicable) of the Debentures and/or Warrants; and

          (5) the issuance of options, warrants or other rights to purchase or subscribe for Common Stock, or securities convertible into Common Stock, at an exercise price per share that is less than the lowest exercise price or conversion price of the Debentures and/or Warrants or such exercise price per share is changed thereafter to less than the lowest exercise price or conversion price of the Debentures and/or Warrants.

     Notwithstanding the foregoing, no adjustment to the conversion price of the Debentures and the exercise price of the Warrants shall be made upon the issuance of any of the following:

          (1) securities purchased under each of the Securities Purchase Agreements pursuant to which the Debentures and Warrants were issued;

          (2) shares of Common Stock issued to pay interest or satisfy the Debenture holders' Put Option (as described below) under the Debentures;

          (3) securities issued upon conversion or exercise of such Debentures or Warrants;

          (4) shares of Common Stock issuable or issued to employees, consultants or directors from time to time upon the exercise of options, in such case granted or to be granted in the discretion of the Board of Directors pursuant to one or more stock option plans or restricted stock plans duly adopted by the Board of Directors of the Company;

          (5) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization of the Company;

          (6) shares of Common Stock or purchase rights issued in connection with the acquisition by the Company of any corporation or other entity as long as a fairness opinion with respect to such acquisition is rendered by an investment bank of national recognition;

          (7) securities issued upon conversion of outstanding shares of Series B 8% Convertible Preferred Stock;

          (8) 361,800 shares and 100,000 options issuable to certain key personnel; and

          (9) 1,226,391 shares issuable upon exercise of certain warrants and "investor options".

     In the event that the Company is party to a merger, consolidation, business combination, tender offer, exchange of shares, recapitalization, reorganization, redemption or other similar event, as a result of which shares of the Company's Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities or other assets of the Company or another entity or the Company sells all or substantially all of its assets, the holders will be able to convert the Debentures into such other securities.

     In addition, if the Company declares or makes any distribution of its assets (or rights to acquire its assets) to holders of Company Common Stock as a partial liquidating dividend or otherwise (including any dividend or distribution to Company stockholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary), the holders of Debentures and Warrants will be entitled to receive the distribution on an as-if-converted or exercised basis.

     Prior to maturity of the Debentures, the holders of the Debentures have the right to require the repayment or conversion of up to an aggregate of (i) $8.75 million of the 6.5% Convertible Debentures issued February 12, 2004 and (ii) $4.19 million of the 6.5% Convertible Debentures issued April 15, 2004 (each a "Put Option"). Following the effective date of the registration statement covering the resale of Common Stock issued pursuant to the conversion of the Debentures (or otherwise pursuant to the terms of the Debentures) and the exercise of the Warrants, a Put Option can be exercised in ten consecutive and equal monthly installments commencing the first full month, if the registration statement becomes effective on or prior to the fifteenth day of such calendar month, or the second full month, if the registration statement becomes effective later than the fifteenth day of such calendar month. Upon receipt of the Debenture holders' intent to exercise a Put Option, the Company will have the irrevocable option to deliver cash or, if certain conditions set forth in the Debentures are satisfied, Common Stock with respect to such Put Option. If the Company elects to pay a Put Option with Common Stock, the underlying shares will be valued at a 12.5% discount to the average trading price of Common Stock for the applicable pricing period, as defined in the Debentures.

     The Debentures bear interest on the unpaid principal amount at an annual rate equal to six and one-half percent (6.5%), payable quarterly. At the Company's option, if certain conditions set forth in the Debentures are satisfied, the interest may be paid, instead of in cash, in whole or in part, in shares of Company Common Stock. If the interest is paid in shares of Common Stock, the shares will be valued at a 5% discount.

     Upon conversion of any Debenture, if the Company fails to deliver the requisite shares of Common Stock, the Company shall pay the Debenture holder payments in an amount of (i) (N/365) multiplied by (ii) the aggregate amount of principal and interest of the Debenture subject to the payment default multiplied by (iii) 10%. "N" equals the number of days elapsed from the date the conversion shares should have been delivered to the earlier to occur of the delivery or the redemption of the shares.

     Under the Debentures, if an event of default occurs, each Debenture holder can require the Company to redeem all or a portion of its Debenture. Events of default include:

          (1) the Company defaults in payment of interest or principal under the Debentures;

          (2) uncured failure by the Company to have sufficient shares of Common Stock upon conversion of a Debenture or exercise of the Put Option;

          (3) uncured breach of a Debenture, the Securities Purchase Agreement, the Amended and Restated Registration Rights Agreement or Warrants;

          (4) registration statement effectiveness lapses for 10 consecutive business days or 30 calendar days in any 12 month period;

          (5) Common Stock is no longer listed on Nasdaq or NYSE; and

          (6) a change of control transaction.

     The Debentures are convertible into, and the Warrants are exercisable for, approximately 3,341,491 shares of common stock. The Company is registering for resale 5,012,237 shares of its Common Stock, which number of shares represents 150% of the number of shares that could initially be issued upon conversion of the Debentures and exercise of the Warrants. This number represents approximately 44.0% of the outstanding shares of Common Stock as of April 26, 2004. Additional shares are being registered beyond those shares initially issuable upon conversion of the Debentures and exercise of the Warrants to cover additional shares that may be issuable upon (i) conversion of the Debentures due to adjustments of the conversion price, (ii) issuances of shares as payment of interest due under the Debentures, (iii) issuances of shares as payment upon exercise of the Put Option under the Debentures and/or (iv) exercise of the Warrants due to subdivision or combination of Company Common Stock.

     The number of shares of Company Common Stock issuable upon conversion of the Debentures is limited to 19.99% of the total Common Stock outstanding prior to the issuance of the Debentures and Warrants unless stockholder approval is obtained or it is determined that approval is not required. Furthermore, holders will be permitted to exercise the Warrants or convert the Debentures, if, upon such conversion or exercise, the number of shares of Common Stock beneficially owned by such holders (other than those shares which would otherwise be deemed beneficially owned as provided in the Debentures and Warrants), would exceed 4.99% of the number of shares of Common Stock then issued and outstanding.

     Unless permitted pursuant to the Amended and Restated Registration Rights Agreement, if (i) the registration statement covering the resale of common stock issued pursuant to the debentures and warrants is not declared effective by July 4, 2004, (ii) after effectiveness of such registration statement, sales of covered securities cannot be made by such holders under the registration statement, or (iii) any required amendment or new registration statement is not filed (each a "Registration Default"), the Company may be required to pay 1.5% of the aggregate amount of principal and interest outstanding on the Debentures to each holder for each 30-day period a Registration Default occurs.

     The proceeds from the February 12, 2004 transaction were used to redeem $8.2 million of the Series A Preferred Stock, including accrued dividends, for working capital, and to redeem a portion of the Company's

Series B Preferred Stock. The proceeds from the April 15, 2004 transaction were used for working capital purposes.

REASONS FOR STOCKHOLDER APPROVALS

     The Securities Purchase Agreements relating to the Debentures and the Warrants require the Company to seek approval of the Company's stockholders for each of the Securities Purchase Agreements and the transactions contemplated thereby at the next meeting of stockholders of the Company. In the event stockholder approval is not obtained at the next meeting of stockholders, the Company must continue to use its best efforts to seek stockholder approval as soon as practicable after such meeting and no less frequently than quarterly thereafter.

     The Company's Common Stock is listed on the Nasdaq National Market and is subject to the Nasdaq Marketplace Rules. Nasdaq Marketplace Rule 4350 requires stockholder approval prior to the sale, issuance or potential issuance of 20% or more of the outstanding voting stock or securities convertible into voting stock before the issuance, in one transaction or a series of related transactions other than a public offering, at less than the greater of the book or market value of the stock. The total number of shares of Common Stock issuable pursuant to the Debentures and the Warrants exceeds 20% of the total shares of Common Stock outstanding. This Proposal No. 3 is being presented to the stockholders of the Company to, among other reasons, comply with the stockholder approval requirements of Nasdaq Marketplace Rule 4350.

     In addition, Nasdaq Marketplace Rule 4350 requires stockholder approval in connection with the issuance of securities that could result in a change of control of an issuer. The rule currently does not define a change in control of an issuer; however, Nasdaq staff has suggested that a change of control would be deemed to occur, subject to certain limited exceptions, if after a transaction a person or an entity acquires 20% or more of the issuer's then outstanding capital stock. For the purposes of calculating the holding of such person or entity, Nasdaq would take into account, in addition to all of the shares of capital stock received by such person or entity in the transaction, all of the shares held by such person or entity unrelated to the transaction and would assume the conversion of any convertible securities and exercise of any options or warrants held by such person or entity.

     If the Company is unsuccessful in obtaining stockholder approval of the securities purchase agreements and the transactions contemplated thereby, including the issuance of Common Stock pursuant to the conversion of the Debentures (or otherwise pursuant to the terms of the Debentures) and the exercise of the Warrants, the Company will not be able to issue shares of Common Stock beyond an aggregate of 19.99% of the shares of Common Stock outstanding as of February 12, 2004. Until stockholder approval is obtained, if the Company fails to use its best efforts to seek stockholder approval at least quarterly, the Company could be considered to be in breach of the Securities Purchase Agreements and in default under the Debentures. The Company's breach of this covenant would be an event of default, which would allow the holders to redeem the Debentures for an amount equal to the greater of (i) the outstanding principal of and accrued and unpaid interest on the Debentures and (ii) the product of (y) the aggregate number of shares of Common Stock into which the Debentures are convertible and (z) the average of the volume weighted average price of the Common Stock for the five days prior to redemption date as established by the holders.

     In addition, the holders of the Debentures have the right to exercise their Put Options with respect to an aggregate of (i) $8.75 million of the 6.5% Convertible Debentures issued February 12, 2004 and (ii) $4.19 million of the 6.5% Convertible Debentures issued April 15, 2004 following the effective date of the registration statement covering the resale of Common Stock issued pursuant to the Debentures and Warrants. Depending on the Company's cash position at the time of redemption or exercise of a Put Option, any payment may affect the Company's liquidity and may have a material adverse effect on its then current operations.

GENERAL EFFECT OF THE SECURITIES PURCHASE AGREEMENTS

     The holders of the Debentures have certain rights that are senior to those of the holders of Common Stock. Stockholders should consider the following non-exclusive factors, among others, in determining whether to vote for the transaction:

          (1) the issuance of the Debentures, the ability of the holders to convert such Debentures into shares of Common Stock, the issuance of shares of Common Stock upon exercise of the Warrants, and the conversion and exercise price adjustment provisions of the Debentures and the Warrants, respectively, may impact the trading patterns and adversely affect the market price of the Common Stock;

          (2) the holders of Debentures have a claim against the Company's assets senior to the holders of Common Stock in the event of the Company's liquidation or bankruptcy;

          (3) stockholders are subject to the risk of substantial dilution to their interests upon the issuance of shares of Common Stock upon conversion of the Debentures and exercise of the Warrants, particularly if such conversion and exercise are at prices below the then current market price, the price of the Common Stock may decline due to the resulting increase in the number of shares outstanding. In addition, the issuance of shares of Common Stock will dilute the voting power and percentage ownership of existing stockholders; and

          (4) with respect to all shares of Common Stock issuable upon the conversion of the Debentures (or otherwise pursuant to the terms of the Debentures) or exercise of the Warrants, the holders will be entitled to certain registration rights. Consequently, upon registration, such shares will be freely transferable without restriction under the Securities Act of 1933, as amended (but may be subject to the short-swing profit rules and other restrictions under the Securities Exchange Act of 1934). Such free transferability could materially and adversely affect the market price of the Common Stock if a sufficient number of such shares are sold into the market. In addition, even if the shares of Common Stock are not registered, the holders may be eligible to sell some or all of the shares of Common Stock pursuant to Rule 144.

              VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote by a majority of the shares of Common Stock of the Company present in person or represented by proxy at the Annual Meeting and entitled to vote at the Annual Meeting will be required to approve this proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum, but will not be counted for purposes of determining the number of votes cast with respect to this proposal.

     THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE SECURITIES PURCHASE AGREEMENTS.

                               PERFORMANCE GRAPH

     The graph below compares the total stockholder return on the Common Stock from December 31, 1998 until December 31, 2003 with the total return on the S&P 500 Index and the Company's Peer Group Index for the same period, in each case assuming the investment of $100 on December 31, 1998. The Company's Current Peer Group Index consists of Dawson Geophysical Co. (NASDAQ:DWSN), Compagnie Generale de Geophysique (NYSE:GGY), Veritas DGC, Inc. (NYSE:VTS), Input/Output (NYSE:IO), Mitcham Industries, Inc. (NASDAQ:MIND), Petroleum Geo-Services ASA (OTC:PGOGY), Seitel, Inc. (OTC:SEIE) and the Company.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
        AMONG OMNI ENERGY SERVICES CORP., THE S&P INDEX AND A PEER GROUP

                                    (GRAPH)

-----------------------------------------------------------------------------------------------------------
                                                                CUMULATIVE TOTAL RETURN
                                             --------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
                                              12/98      12/99      12/00      12/01      12/02      12/03
-----------------------------------------------------------------------------------------------------------
 OMNI ENERGY SERVICES CORP                   100.00      26.47      39.72      22.12       5.96      50.59
 S & P 500                                   100.00     121.04     110.02      96.95      75.52      97.18
 PEER GROUP                                  100.00      75.71     160.13     108.46      40.77      59.57

                              CERTAIN TRANSACTIONS

     The Series A Preferred Stock has an 8% cumulative dividend rate, is convertible into our common stock with a conversion rate of $2.25, is redeemable at our option at $1,000 per share plus accrued dividends, contains a liquidation preference of $1,000 per share plus accrued dividends, has voting rights on all matters submitted to a vote of our stockholders, has separate voting rights with respect to matters that would affect the rights of the holders of the Preferred Stock, and has aggregate voting rights of the affiliate limited to 49% of our total outstanding common and preferred shares with voting rights. In respect to the Series A Preferred Stock, the affiliate has agreed to waive its conversion rights until our EBITDA (as defined) reaches a mutually agreed upon level. Pursuant to an agreement with the preferred stockholders, dividends did not accrue on the outstanding stock from April 2001 through June 2002. Dividends were accreted at 8% during the free dividend period. As of September 2003, there were approximately $0.3 million dividends in arrears relating to these outstanding shares of Series A Preferred Stock. The affiliate previously agreed that dividends would not accrue after June 30, 2002, until our EBITDA reached a mutually agreed upon level. During the third quarter of 2003, we agreed with the holders of the preferred stock that our EBITDA had reached an acceptable level for the resumption of conversion rights and the accrual of dividends. Pursuant to our senior secured credit agreements, the dividends will be paid "in kind" (in shares of like preferred stock) rather than in cash. At December 31, 2003, we had a total of 7,500 shares of Series A Preferred Stock outstanding. Subsequent to December 31, 2003, we issued $10 million of 6.5% Subordinated Convertible Debentures. The proceeds were used to redeem $8.2 million of the Series A Preferred Stock, including accrued dividends paid in cash.

     In May 2001, we committed to issue 4,600 shares of Series B Preferred Stock to an affiliate of ours in satisfaction of all outstanding principal and interest owed under the subordinated debt agreements (See Note 3). These shares were issued in March 2002. The Series B Preferred Stock has an 8% cumulative dividend rate, is convertible into our common stock with an initial conversion rate of $3.75, is redeemable at our option at $1,000 per share plus accrued dividends, contains a liquidation preference of $1,000 per share plus accrued dividends and has no voting rights until such time as it becomes convertible. The Series B Preferred Stock does not have conversion rights until our EBITDA (as defined) reaches a mutually agreed upon level, and until all shares of Series A Preferred Stock become convertible. Pursuant to an agreement with the preferred stockholders, dividends did not accrue on the outstanding stock from April 2001 through June 2002. Dividends were accreted at 8% during the free dividend period. The affiliate previously agreed that dividends would not accrue after June 30, 2002 until our EBITDA reached a mutually agreed upon level. During the third quarter of 2003 we agreed with the holders of the preferred stock that our EBITDA had reached an acceptable level for the resumption of conversion rights and the accrual of dividends. Pursuant to our senior secured credit agreements, the dividends will be paid "in kind" (in shares of like preferred stock) rather than in cash. At December 31, 2003, we had a total of 4,600 shares of Series B Preferred Stock outstanding. Subsequent to December 31, 2003, we redeemed approximately $4.9 million of the Series B Preferred Stock, including accrued dividends paid in cash.

     In connection with the original issuance of the subordinated debentures, we issued to the affiliate detachable warrants to purchase 1,912,833 shares of our common stock, of which 967,000 have been cancelled as of December 31, 2002. The remaining 945,833 warrants were outstanding at December 31, 2003 and have all been exercised at April 26, 2004.

     During 2003, we entered into an agreement to facilitate the private placement of approximately 1,650,000 shares of our common stock owned by an affiliate and certain investors. The sale of the stock covered by this agreement closed in the fourth quarter of 2003 and resulted in our receipt of $0.4 million cash, which is reflected as a reduction in our general and administrative expense.

     In order to facilitate a settlement of ongoing litigation between certain affiliates, we agreed to re-price and extend the maturity dates of 293,055 warrants owned by the defendant affiliates but transferred in settlement of the litigation to the plaintiff affiliates. The exercise prices of the transferred warrants ranged from $2.25 -- $6.00 per share. The maturity dates of the transferred warrants ranged from November 1, 2004 to July 1, 2005. The transferred warrants were re-priced at $1.54 per share and the maturity dates were extended to November 1, 2006. Our statement of operations includes a non-recurring charge of approximately $0.1 million representing the differences if the fair market value of the originally issued warrants and the re-priced warrants. As of December 31, 2003, all 293,055 re-priced warrants remained outstanding, but have all been exercised at April 26, 2004.

     The following table summarizes the exercise prices of warrants as of December 31, 2003:

EXERCISE PRICE                                                WARRANTS
--------------                                                ---------
  $1.54.....................................................    215,935
  $2.25.....................................................  1,557,774
                                                              ---------
                                                              1,773,709
                                                              =========

PRINCIPAL ACCOUNTING FEES AND SERVICES

     Aggregate fees billed to the Company for the fiscal years ended December 31, 2003 and December 31, 2002 by Fitts Roberts & Co., P.C. and Ernst & Young LLP, the Company's independent auditors for 2003 and 2002, respectively, are shown in the table below. These amounts have been updated since the filing of the Company's Form 10-KA on April 29, 2004:

                                                               FISCAL YEAR ENDED
                                                              -------------------
                                                                2003       2002
                                                              --------   --------
Audit Fees(1)...............................................  $165,226   $ 88,614
Audit Related Fees(2).......................................     5,575      5,750
                                                              --------   --------
                                                               170,801     94,364
Tax Fees(3).................................................     9,637     20,000
All Other Fees(4)...........................................    38,033        551
                                                              --------   --------
                                                                47,670     20,551
  Total Fees................................................  $218,471   $114,915
                                                              ========   ========

---------------

(1) Audit fees represent fees for professional services rendered in connection with the engagement to audit and report on the consolidated financial statements, review of our quarterly and annual consolidated financial statements, and required statutory audits of certain subsidiaries.

(2) Audit-related fees consisted primarily of accounting and reporting research and consultations, related to internal control matters.

(3) Includes fees for tax consulting services, tax compliances services and preparation of foreign tax filings.

(4) The aggregate fees billed by Fitts Roberts & Co., P.C. and Ernst & Young LLP for services rendered to the Company other than the services described above under "Audit Fees", "Audit Related Fees", and "Tax Fees", for the fiscal year ended December 31, 2003, were $38,033 versus $551 for the fiscal year ended December 31, 2002. The increase in these fees are for services related to the review of certain Securities and Exchange Commission filings, other than quarter and annual filings, and operational and transaction review.

PRE-APPROVAL POLICY

     The Audit Committee has adopted a policy to require pre-approval of all audit and non-audit services provided by the Company's principal accounting firm. All the services in 2003 under the audit fees, audit related fees, tax fees and all other fees sections in the table above were pre-approved by the Audit Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company's directors, executive officers and 10% stockholders have filed timely with the Commission reports of ownership and changes in ownership of equity securities of the Company pursuant to Section 16(a) of the Securities Exchange Act of 1934.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     On August 8, 2002, the Company dismissed Arthur Andersen LLP ("Arthur Andersen") as the Company's independent public accountants and on August 9, 2002 engaged Ernst & Young LLP ("Ernst & Young") as the Company's independent public accountants for the fiscal year ending December 31, 2002. These actions were approved by the Board of Directors of the Company.

     On August 11, 2003, the Company dismissed Ernst & Young as the Company's independent public accountants and on August 11, 2003 engaged Fitts Roberts & Co., P.C. ("Fitts Roberts") as the Company's independent public accountants for the fiscal year ending December 31, 2003. These actions were approved by the Board of Directors of the Company.

     The Company's consolidated financial statements for the year ended December 31, 2003 were audited by Fitts Roberts. Under the resolution appointing Fitts Roberts to audit the Company's financial statements, such firm will remain as the Company's auditors until replaced by the Board. Representatives of Fitts Roberts are expected to be present at the Meeting, with the opportunity to make any statement they desire at that time, and will be available to respond to appropriate questions.

     Arthur Andersen's reports on the Company's Financial Statements for each of the fiscal years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During fiscal year ended December 31, 2001 and 2000, and through August 9, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused Arthur Andersen to make reference to the subject matter in connection with its report on the Company's Financial Statements for such years. There were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     The Company provided Arthur Andersen with a copy of the foregoing disclosures. Arthur Andersen informed the Company that due to its then-current difficulties it was unable to respond to the Company's filing stating its agreement with such statements.

     Ernst & Young's reports on the Company's Financial Statements for the fiscal year ended December 31, 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During fiscal year ended December 31, 2002, and through August 11, 2003, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Ernst & Young's satisfaction, would have caused Ernst & Young to make reference to the subject matter in connection with its report on the Company's Financial Statements for such year. There were no reportable events as defined in Item 304 (a)(1)(v) of Regulation S-K.

     The Company provided Ernst & Young with a copy of the foregoing disclosures. Ernst & Young provided the Company with a letter, dated April 30, 2004, stating its agreement with such statements.

     During the fiscal years ended December 31, 2001 and 2000, and through August 9, 2002 the Company did not consult Ernst & Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's Financial Statements, or any matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

CODE OF ETHICS

     As of May 13, 2004, the Company has not adopted a Code of Ethics that complies with SEC requirements; however, prior to the date of the 2004 Annual Meeting, the Company will have adopted such a Code. At such time, the Code of Ethics will be available at the Company's website at www.omnienergy.com. The Company intends to disclose on its website any waivers or amendments to the Code of Ethics promptly after such action.

                                 OTHER MATTERS

QUORUM AND VOTING OF PROXIES

     The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. Stockholders voting or abstaining from voting by proxy on any issue will be counted as present for purposes of constituting a quorum. If a quorum is present, the election of directors is determined by plurality vote. Stockholders may not cumulate their votes for the election of directors. The affirmative vote of a majority of the votes present and entitled to vote at the Meeting is required to approve the increase in the number of shares issuable under the Plan and is generally required to approve other proposals that may properly be brought before the Meeting. Abstentions will be counted as votes against a proposal. If brokers do not receive instructions from beneficial owners as to the granting or withholding of proxies and may not or do not exercise discretionary power to grant a proxy with respect to such shares (a "broker non-vote") on a proposal, then shares not voted on such proposal as a result will be counted as not present and not cast with respect to such proposal.

     All proxies received by the Company in the form enclosed will be voted as specified and, in the absence of instructions to the contrary, will be voted FOR the election of the nominees named herein; FOR the increase in the number of shares issuable under the Company's Stock Incentive Plan; FOR the approval of the Securities Purchase Agreements and in the discretion of the persons named in the proxy in connection with any other business that may properly come before the Meeting. The Company does not know of any matters to be presented at the Meeting other than those described herein. However, if any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented by them in accordance with their best judgment.

STOCKHOLDER PROPOSALS

     Eligible stockholders who desire to present a proposal for inclusion in the proxy materials relating to the Company's 2005 annual meeting of stockholders pursuant to regulations of the Commission must forward such proposals to the Secretary of the Company at the address listed on the first page of this Proxy Statement in time to arrive at the Company prior to January 14, 2005.

                                          By Order of the Board of Directors

                                          /s/ Staci L. Marcelissen

                                          STACI L. MARCELISSEN
                                          Secretary

Carencro, Louisiana
May 14, 2004

                                                                      APPENDIX A

                           FIFTH AMENDED AND RESTATED
                           OMNI ENERGY SERVICES CORP.
                              STOCK INCENTIVE PLAN

     1. Purpose. The purpose of the Stock Incentive Plan (the "Plan") of OMNI Energy Services Corp. ("OMNI") is to increase stockholder value and to advance the interests of OMNI and its subsidiaries (collectively, the "Company") by furnishing a variety of economic incentives (the "Incentives") designed to attract, retain and motivate key employees, officers and directors and to strengthen the mutuality of interests between such employees, officers and directors and OMNI's stockholders. Incentives consist of opportunities to purchase or receive shares of common stock, $.01 par value per share, of OMNI (the "Common Stock"), on terms determined under the Plan. As used in the Plan, the term "subsidiary" means any corporation of which OMNI owns (directly or indirectly) within the meaning of Section 425(f) of the Internal Revenue Code of 1986, as amended (the "Code"), 50% or more of the total combined voting power of all classes of stock.

     2.  Administration.

     2.1. Composition. The Plan shall be administered by the Compensation Committee of the Board of Directors of OMNI or by a subcommittee thereof (the "Committee"). The Committee shall consist of not fewer than two members of the Board of Directors, each of whom shall (a) qualify as a "non-employee director" under Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act") or any successor rule, and (b) qualify as an "outside director" under Section 162(m) of the Code.

     2.2. Authority. The Committee shall have plenary authority to award Incentives under the Plan, to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate, to enter into agreements with participants as to the terms of the Incentives (the "Incentive Agreements") and to make any other determination that it believes necessary or advisable for the proper administration of the Plan. Its decisions in matters relating to the Plan shall be final and conclusive on the Company and participants. The Committee may delegate its authority hereunder to the extent provided in Section 3 hereof. The Committee shall not have authority to award Incentives under the Plan to directors who are not also employees of the Company ("Outside Directors"). Outside Directors may receive awards under the Plan only as specifically provided in Section 9 hereof.

     3. Eligible Participants. Key employees and officers of the Company (including officers who also serve as directors of the Company) and consultants and advisors to the Company shall become eligible to receive Incentives under the Plan when designated by the Committee. Employees may be designated individually or by groups or categories, as the Committee deems appropriate. With respect to participants not subject to Section 16 of the 1934 Act or
Section 162(m) of the Code, the Committee may delegate to appropriate personnel of the Company its authority to designate participants, to determine the size and type of Incentives to be received by those participants and to determine or modify performance objectives for those participants. Outside Directors may participate in the Plan only as specifically provided in Section 9 hereof.

     4. Types of Incentives. Incentives may be granted under the Plan to eligible participants in any of the following forms, either individually or in combination, (a) incentive stock options and non-qualified stock options; (b) restricted stock; and (c) other stock-based awards ("Other Stock-Based Awards").

     5.  Shares Subject to the Plan.

     5.1. Number of Shares. Subject to adjustment as provided in Section 10.5, a total of 2,500,000 shares of Common Stock are authorized to be issued under the Plan. Subject to adjustment as provided in Section 10.5, Incentives with respect to no more than 333,333 may be granted through the Plan to a single participant in one calendar year. In the event that an Incentive granted hereunder expires or is terminated or cancelled prior to exercise or payment, any shares of Common Stock that were issuable thereunder may again be issued under the Plan. In the event that shares of Common Stock are issued as Incentives under the Plan and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired shares may again be issued under the Plan. If an Other Stock-Based Award is to be paid in cash by its terms, the Committee need not make a deduction from the shares of Common Stock issuable under the Plan with respect thereto. If and to the extent that an Other Stock-Based Award may be paid in cash or shares of Common Stock, the total number of shares available for issuance hereunder shall be debited by the number of shares payable under such Incentive, provided that upon any payment of all or part of such Incentive in cash, the total number of shares available for issuance hereunder shall be credited with the appropriate number of shares represented by the cash payment, as determined in the sole discretion of the Committee. Additional rules for determining the number of shares granted under the Plan may be made by the Committee, as it deems necessary or appropriate.

     5.2. Type of Common Stock. Common Stock issued under the Plan may be authorized and unissued shares or issued shares held as treasury shares.

     6. Stock Options. A stock option is a right to purchase shares of Common Stock from OMNI. Stock options granted under this Plan may be incentive stock options or non-qualified stock options. Any option that is designated as a non-qualified stock option shall not be treated as an incentive stock option. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

          6.1. Price. The exercise price per share shall be determined by the Committee, subject to adjustment under Section 10.5; provided that in no event shall the exercise price be less than the Fair Market Value of a share of Common Stock on the date of grant, except that in connection with an acquisition, consolidation, merger or other extraordinary transaction, options may be granted at less than the then Fair Market Value in order to replace options previously granted by one or more parties to such transaction (or their affiliates) so long as the aggregate spread on such replacement options for any recipient of such options is equal to or less than the aggregate spread on the options being replaced.

          6.2. Number. The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to Section 5.1 and subject to adjustment as provided in Section 10.5.

          6.3. Duration and Time for Exercise. The term of each stock option shall be determined by the Committee. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee. Notwithstanding the foregoing, the Committee may accelerate the exercisability of any stock option at any time, in addition to the automatic acceleration of stock options under Section 10.11.

          6.4. Manner of Exercise. A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased. The exercise notice shall be accompanied by the full purchase price for such shares. The option price shall be payable in United States dollars and may be paid by (a) cash; (b) uncertified or certified check; (c) unless otherwise determined by the Committee, by delivery of shares of Common Stock held by the optionee for at least six months, which shares shall be valued for this purpose at the Fair Market Value on the business day immediately preceding the date such option is exercised; (d) unless otherwise determined by the Committee, by delivering a properly executed exercise notice together with irrevocable instructions to a broker approved by OMNI (with a copy to OMNI) to promptly deliver to OMNI the amount of sale or loan proceeds to pay the exercise price; or (e) in such other manner as may be authorized from time to time by the Committee.

          6.5. Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options that are intended to qualify as Incentive Stock Options (as such term is defined in Section 422 of the Code):

             A. Any Incentive Stock Option agreement authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the options as Incentive Stock Options.

             B. All Incentive Stock Options must be granted within ten years from the date on which this Plan is adopted by the Board of Directors.

             C. Unless sooner exercised, all Incentive Stock Options shall expire no later than ten years after the date of grant.

             D. No Incentive Stock Options shall be granted to any participant who, at the time such option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation.

             E. The aggregate Fair Market Value (determined with respect to each Incentive Stock Option as of the time such Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under the Plan or any other plan of OMNI or any of its subsidiaries) shall not exceed $100,000. To the extent that such limitation is exceeded, such options shall not be treated, for federal income tax purposes, as Incentive Stock Options.

     7.  Restricted Stock.

     7.1. Grant of Restricted Stock. The Committee may award shares of restricted stock to such officers and key employees as the Committee determines pursuant to the terms of Section 3. An award of restricted stock shall be subject to such restrictions on transfer and forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of the Plan. An award of restricted stock may also be subject to the attainment of specified performance goals or targets. To the extent restricted stock is intended to qualify as performance-based compensation under Section 162(m) of the Code, it must be granted subject to the attainment of performance goals as described in Section 7.2 below and meet the additional requirements imposed by Section 162(m).

     7.2. Performance-Based Restricted Stock. To the extent that restricted stock granted under the Plan is intended to vest based upon the achievement of pre-established performance goals rather than solely upon continued employment over a period of time, the performance goals pursuant to which the restricted stock shall vest shall be any or a combination of the following performance measures: earnings per share, return on assets, an economic value added measure, stockholder return, earnings, stock price, return on equity, return on total capital, safety performance, reduction of expenses or increase in cash flow of OMNI, a division of OMNI or a subsidiary. For any performance period, such performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years. The Committee may not waive any of the pre-established performance goal objectives, except that such objectives shall be waived as provided in Section 10.11 hereof, or as may be provided by the Committee in the event of death, disability or retirement.

     7.3. The Restricted Period. At the time an award of restricted stock is made, the Committee shall establish a period of time during which the transfer of the shares of restricted stock shall be restricted (the "Restricted Period"). The Restricted Period shall be a minimum of three years, except that if the vesting of the shares of restricted stock is based upon the attainment of performance goals, a minimum Restricted Period of one year is permitted. Each award of restricted stock may have a different Restricted Period. The expiration of the Restricted Period shall also occur as provided under Section 10.3 and under the conditions described in Section 10.11 hereof.

     7.4. Escrow. The participant receiving restricted stock shall enter into an Incentive Agreement with the Company setting forth the conditions of the grant. Certificates representing shares of restricted stock shall be registered in the name of the participant and deposited with the Company, together with a stock power endorsed in blank by the participant. Each such certificate shall bear a legend in substantially the following form:

          The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the OMNI Energy Services

     Corp. Stock Incentive Plan (the "Plan"), and an agreement entered into between the registered owner and OMNI Energy Services Corp. thereunder. Copies of the Plan and the agreement are on file at the principal office of OMNI Energy Services Corp.

     7.5. Dividends on Restricted Stock. Any and all cash and stock dividends paid with respect to the shares of restricted stock shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements as the Committee may, in its discretion, prescribe in the Incentive Agreement.

     7.6. Forfeiture. In the event of the forfeiture of any shares of restricted stock under the terms provided in the Incentive Agreement (including any additional shares of restricted stock that may result from the reinvestment of cash and stock dividends, if so provided in the Incentive Agreement), such forfeited shares shall be surrendered and the certificates cancelled. The participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional shares received pursuant to Section 10.5 due to a recapitalization, merger or other change in capitalization.

     7.7. Expiration of Restricted Period. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the restricted stock shall lapse and a stock certificate for the number of shares of restricted stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions and legends, except any that may be imposed by law, to the participant or the participant's estate, as the case may be.

     7.8. Rights as a Stockholder. Subject to the terms and conditions of the Plan and subject to any restrictions on the receipt of dividends that may be imposed in the Incentive Agreement, each participant receiving restricted stock shall have all the rights of a stockholder with respect to shares of stock during the Restricted Period, including without limitation, the right to vote any shares of Common Stock.

     8.  Other Stock-Based Awards.

     8.1. Terms of Other Stock-Based Awards. The Committee is hereby authorized to grant to eligible employees an "Other Stock-Based Award", which shall consist of an award, the value of which is based in whole or in part on the value of shares of Common Stock, that is not an instrument or Award specified in Sections 6 or 7 of the Plan. Other Stock-Based Awards may be awards of shares of Common Stock or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock (including, without limitation, securities convertible or exchangeable into or exercisable for shares of Common Stock), as deemed by the Committee, consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of any such Other Stock-Based Award and may provide that such awards would be payable in whole or in part in cash. Except in the case of an Other Stock-Based Award granted in assumption of or in substitution for an outstanding award of a company acquired by the Company or with which the Company combines, the price at which securities may be purchased pursuant to any Other Stock-Based Award granted under this Plan, or the provision, if any, of any such award that is analogous to the purchase or exercise price, shall not be less than 100% of the fair market value of the securities to which such award relates on the date of grant.

     8.2. Dividend Equivalents. In the sole and complete discretion of the Committee, an Other Stock-Based Award under this Section 8 may provide the holder thereof with dividends or dividend equivalents, payable in cash or shares of Common Stock on a current or deferred basis.

     8.3. Performance Goals. Other Stock-Based Awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code shall be paid based upon the achievement of pre-established performance goals. The performance goals pursuant to which Other Stock-Based Awards granted under the Plan shall be earned shall be any or a combination of the following performance measures: earnings per share, return on assets, an economic value added measure, stockholder return, earnings, stock price, return on equity, return on total capital, safety performance, reduction of expenses or increase in cash flow of the Company, a division of the Company or a subsidiary. For any performance period, such performance goals may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years. The Committee may not waive any of the pre-established performance goal objectives if such Other Stock-Based Award is intended to constitute

"performance-based compensation" under Section 162(m), except that such objectives shall be waived as provided in Section 10.11 hereof, or as may be provided by the Committee in the event of death, disability or retirement.

     8.4. Not a Stockholder. The grant of an Other Stock-Based Award to a participant shall not create any rights in such participant as a stockholder of the Company, until the issuance of shares of Common Stock with respect to an award, at which time such stock shall be considered issued and outstanding.

     9.  Stock Options for Outside Directors.

     9.1. Grant of Options. Upon consummation of the Company's initial public offering (the "IPO") of its Common Stock, each Outside Director shall be granted non-qualified options to purchase 3,333 shares of Common Stock. At any time thereafter that an Outside Director first becomes a member of the Board of Directors of OMNI, such Outside Director shall also be granted non-qualified options to purchase 10,000 shares of Common Stock. In addition, beginning with the 1998 annual meeting of stockholders and for as long as the Plan remains in effect and shares of Common Stock remain available for issuance hereunder, each Outside Director shall be automatically granted a non-qualified stock option to purchase 5,000 shares of Common Stock on the day following the annual meeting of stockholders of OMNI.

     9.2. Exercisability of Stock Options. The stock options granted to Outside Directors under this Section 9 shall become exercisable one year after grant and shall expire ten years following the date of grant.

     9.3. Exercise Price. The exercise price of the options granted upon consummation of the IPO shall be equal to the IPO price. The exercise price of the options granted to Outside Directors thereafter shall be equal to the Fair Market Value, as defined in the Plan, of a share of Common Stock on the date of grant. The exercise price may be paid as provided in Section 6.4 hereof.

     9.4. Exercise After Termination of Board Service. In the event an Outside Director ceases to serve on the Board, the stock options granted hereunder must be exercised, to the extent otherwise exercisable at the time of termination of Board service, within three months from termination of Board service; provided, however, that in the event of termination of Board service as a result of death, disability or retirement on or after reaching age 65, the stock options must be exercised, to the extent exercisable at the time of termination of Board service, within 18 months from the date of termination of Board service; and further provided, that no stock options may be exercised later than ten years after the date of grant.

     10.  General.

     10.1. Duration. Subject to Section 10.10, the Plan shall remain in effect until all Incentives granted under the Plan have either been satisfied by the issuance of shares of Common Stock or the payment of cash or been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed.

     10.2. Transferability. No Incentives granted hereunder may be transferred, pledged, assigned or otherwise encumbered by a participant except:
(a) by will; (b) by the laws of descent and distribution; (c) pursuant to a domestic relations order, as defined in the Code, if permitted by the Committee and so provided in the Incentive Agreement or an amendment thereto; or (d) as to options only, if permitted by the Committee and so provided in the Incentive Agreement or an amendment thereto, (i) to Immediate Family Members, (ii) to a partnership in which Immediate Family Members, or entities in which Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole partners, (iii) to a limited liability company in which Immediate Family Members, or entities in which Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole members, or (iv) to a trust for the sole benefit of Immediate Family Members. "Immediate Family Members" shall be defined as the spouse and natural or adopted children or grandchildren of the participant and their spouses. To the extent that an Incentive Stock Option is permitted to be transferred during the lifetime of the participant, it shall be treated thereafter as a nonqualified stock option. Any attempted assignment, transfer, pledge, hypothecation or other disposition of Incentives, or levy of attachment or similar process upon Incentives not specifically permitted herein, shall be null and void and without effect.

     10.3.  Effect of Termination of Employment or Death.  Except as provided in
Section 9.4 with respect to Outside Directors, in the event that a participant ceases to be an employee of the Company for any reason, including death, disability, early retirement or normal retirement, any Incentives may be exercised, shall vest or shall expire at such times as may be determined by the Committee in the Incentive Agreement. The Committee has complete authority to modify the treatment of an Incentive in the event of termination of employment of a participant by means of an amendment to the Incentive Agreement. Consent of the participant to the modification is required only if the modification materially impairs the rights previously provided to the participant in the Incentive Agreement.

     10.4. Additional Condition. Anything in this Plan to the contrary notwithstanding: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

     10.5. Adjustment. In the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted for each of the shares of Common Stock then subject to the Plan, including shares subject to restrictions, options or achievement of performance objectives, the number and kind of shares of stock or other securities to which the holders of the shares of Common Stock will be entitled pursuant to the transaction. In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to outstanding Incentives, shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the purchase price of any option, the performance objectives of any Incentive, and the shares of Common Stock issuable pursuant to any Incentive shall be adjusted as and to the extent appropriate, in the reasonable discretion of the Committee, to provide participants with the same relative rights before and after such adjustment. No substitution or adjustment shall require the Company to issue a fractional share under this Plan and the substitution or adjustment shall be limited by deleting any fractional share.

     10.6. Incentive Agreements. The terms of each Incentive granted to an employee, officer, consultant or advisor shall be stated in an agreement approved by the Committee.

     10.7.  Withholding.

          A. The Company shall have the right to withhold from any payments made under the Plan or to collect as a condition of payment, any taxes required by law to be withheld. At any time that a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with the issuance of Common Stock, the lapse of restrictions on Common Stock or the exercise of an option, the participant may, subject to disapproval by the Committee, satisfy this obligation in whole or in part by electing (the "Election") to have the Company withhold shares of Common Stock having a value equal to the amount required to be withheld. The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined ("Tax Date").

          B. Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any

     Incentive that the right to make Elections shall not apply to such Incentive. If a participant makes an election under Section 83(b) of the Internal Revenue Code with respect to shares of restricted stock, an Election is not permitted to be made.

     10.8. No Continued Employment. No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation.

     10.9. Deferral Permitted. Payment of cash or distribution of any shares of Common Stock to which a participant is entitled under any Incentive shall be made as provided in the Incentive Agreement. Payment may be deferred at the option of the participant if provided in the Incentive Agreement.

     10.10.  Amendments to or Termination of the Plan.

          A. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement, including any approval necessary to qualify Incentives as "performance- based" compensation under Section 162(m) or any successor provision, if such qualification is deemed necessary or advisable by the Committee.

          B. Any provision of this Plan or any Incentive Agreement to the contrary notwithstanding, the Committee may cause any Incentive granted hereunder to be cancelled in consideration of a cash payment or alternative Incentive made to the holder of such cancelled Incentive equal in value to such cancelled Incentive. The determinations of value under this subparagraph shall be made by the Committee in its sole discretion.

     10.11.  Change of Control.

          A. "Change of Control" shall mean:

             1. the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934
        Act) of more than 50% of the outstanding shares of the Common Stock; provided, however, that for purposes of this subsection 1., the following shall not constitute a Change of Control:

                (a) any acquisition of Common Stock directly or indirectly from OMNI, or Advantage Capital Companies,

                (b) any acquisition of Common Stock by OMNI,

                (c) any acquisition of Common Stock by any employee benefit plan (or related trust) sponsored or maintained by OMNI or any corporation controlled by OMNI, or

                (d) any acquisition of Common Stock by any corporation pursuant to a transaction that complies with clauses (a), (b) and (c) of subsection (A)(3) of this Section 10.11; or

             2. individuals who, as of the date of adoption of the Plan by the Board of Directors of OMNI (the "Adoption Date"), constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Adoption Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual's initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board; or

             3. approval by the stockholders of OMNI of a reorganization, merger or consolidation, or sale or other disposition of all of substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination,

                (a) all or substantially all of the individuals and entities who were the beneficial owners of OMNI's outstanding common stock and OMNI's voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect beneficial ownership, respectively, of more than 50% of the then outstanding shares of common stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the corporation resulting from such Business Combination (which, for purposes of this paragraph (a) and paragraphs (b) and (c), shall include a corporation which as a result of such transaction controls the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries), and

                (b) except to the extent that such ownership existed prior to the Business Combination, no person (excluding any corporation resulting from such Business Combination or any employee benefit plan or related trust of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 30% or more of the combined voting power of the then outstanding voting securities of such corporation, and

                (c) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

             4. approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

          B. Upon a Change of Control, all outstanding options shall automatically become fully exercisable, all restrictions or limitations on any Incentives shall lapse and all performance criteria and other conditions relating to the payment of Incentives shall be deemed to be achieved or waived by the Company, without the necessity of any action by any person.

          C. No later than 30 days after the approval by the Board of a Change of Control of the types described in Subsections A.3 and A.4 of this
     Section 10.11, and no later than 30 days after a Change of Control of the type described in Subsections A.1 and A.2 of this Section 10.11 of the Plan, the Committee (as the Committee was composed immediately prior to such Change of Control and notwithstanding any removal or attempted removal of some or all of the members thereof as directors or Committee members), acting in its sole discretion without the consent or approval of any participant, may act to effect one or more of the alternatives listed below and such act by the Committee may not be revoked or rescinded by persons not members of the Committee immediately prior to the Change of Control:

             1. require that all outstanding options be exercised on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised options shall terminate,

             2. make such equitable adjustments to Incentives then outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary), or

             3. provide that thereafter upon any exercise of an option the participant shall be entitled to purchase under such option, in lieu of the number of shares of Common Stock then covered by such option, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the participant would have been entitled pursuant to the terms of the agreement providing for the merger, consolidation, asset sale, dissolution or other Change of Control of the type described in Sections 10.11.A.3 and A.4 of the Plan, if, immediately prior to such Change of Control, the participant had been the holder of record of the number of shares of Common Stock then covered by such options.

     10.12. Definition of Fair Market Value. Whenever "Fair Market Value" of Common Stock shall be determined for purposes of this Plan, it shall be determined as follows: (i) if the Common Stock is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share of the Common Stock on such exchange or quotation system on the applicable date; (ii) if the Common Stock is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the applicable date, and if bid and asked prices are not available on such day, on the next preceding day on which such prices were available; and (iii) if the Common Stock is not regularly quoted, the fair market value of a share of Common Stock on the applicable date as established by the Committee in good faith.

     10.13. Loans. In order to assist a participant in acquiring shares of Common Stock pursuant to an Incentive granted under the Plan, the Committee may authorize, subject to the provisions of Regulation G of the Board of Governors of the Federal Reserve System, at either the time of the grant of the Incentive, at the time of the acquisition of Common Stock pursuant to the Incentive, or at the time of the lapse of restrictions on shares of restricted stock granted under the Plan, the extension of a loan to the participant by the Company. The terms of any loans, including the interest rate, collateral and terms of repayment, will be subject to the discretion of the Committee. The maximum credit available hereunder shall be equal to the aggregate purchase price of the shares of Common Stock to be acquired pursuant to the Incentive plus the maximum tax liability that may be incurred in connection with the Incentive.

     10.14. Tax Benefit Rights. The Committee may grant a tax benefit right ("TBR") to a participant in the Plan on such terms as the Committee in its discretion shall determine. A TBR may be granted only with respect to an Incentive granted under the Plan and may be granted concurrently with or after the grant of the Incentive. A TBR shall entitle a participant to receive from the Company an amount in cash not to exceed the product of the ordinary income, if any, which the participant may realize as the result of the exercise of an option or the grant or vesting of restricted stock or an Other Stock-Based Award (including any income realized as a result of the related TBR) multiplied by the then applicable highest stated federal and state tax rate for individuals. The Committee shall determine all terms and provisions of the TBR granted hereunder.

                                                                      APPENDIX B

                           OMNI ENERGY SERVICES CORP.

                           CHARTER -- AUDIT COMMITTEE

COMMITTEE ROLE

     The committee's role is to act on behalf of the board of directors and oversee all material aspects of the company's reporting, control, and audit functions, except those specifically related to the responsibilities of another standing committee of the board. The audit committee's role includes a particular focus on the qualitative aspects of financial reporting to shareholders and on company processes for the management of business/financial risk and for compliance with significant applicable legal, ethical, and regulatory requirements.

     The role also includes coordination with other board committees and maintenance of strong, positive working relationships with management, external and internal auditors, counsel, and other committee advisors.

COMMITTEE MEMBERSHIP

     The committee shall consist of at least three and no more than six independent, nonexecutive board members. Committee members shall have (1) knowledge of the primary industries in which the company operates; (2) the ability to read and understand fundamental financial statements, including a company's balance sheet, income statement, statement of cash flow, and key performance indicators; and (3) the ability to understand key business and financial risks and related controls and control processes. The committee shall have access to its own counsel and other advisors at the committee's sole discretion.

     One member, preferably the chairperson, should be literate in business and financial reporting and control, including knowledge of the regulatory requirements and should have past employment experience in finance or accounting or other comparable experience or background. Committee appointments shall be approved annually by the full board upon recommendation of the nominating committee. The committee chairperson shall be selected by the committee members or by the nominating committee.

COMMITTEE OPERATING PRINCIPLES

     The committee shall fulfill its responsibilities within the context of the following overriding principles:

     - Communications -- The chairperson and others on the committee shall, to the extent appropriate, have contact throughout the year with senior management, other committee chairpersons, and other key committee advisors, external and internal auditors, etc., as applicable, to strengthen the committee's knowledge of relevant current and prospective business issues.

     - Committee Education/Orientation -- The committee, with management, shall develop and participate in a process for review of important financial and operating topics that present potential significant risk to the company. Additionally, individual committee members are encouraged to participate in relevant and appropriate self-study education to assure understanding of the business and environment in which the company operates.

     - Annual Plan -- The committee, with input from management and other key committee advisors, shall develop an annual plan responsive to the "primary committee responsibilities" detailed herein. The annual plan shall be reviewed and approved by the full board.

     - Meeting Agenda -- Committee meeting agendas shall be the responsibility of the committee chairperson, with input from committee members. It is expected that the chairperson would also ask for management and key committee advisors, and perhaps others, to participate in this process.

     - Committee Expectations and Information Needs -- The committee shall communicate committee expectations and the nature, timing, and extent of committee information needs to management, internal audit, and external parties, including external auditors. Written materials, including key performance indicators and measures related to key business and financial risks, shall be received from management, auditors, and others at least one week in advance of meeting dates. Meeting conduct will assume board members have reviewed written materials in sufficient depth to participate in committee/board dialogue.

     - External Resources -- The committee shall be authorized to access internal and external resources, as the committee requires, to carry out its responsibilities.

     - Committee Meeting Attendees -- The committee shall request members of management, counsel, internal audit, and external auditors, as applicable, to participate in committee meetings, as necessary, to carry out the committee responsibilities. Periodically and at least annually, the committee shall meet in private session with only the committee members. It shall be understood that either internal or external auditors, or counsel, may, at any time, request a meeting with the audit committee or committee chairperson with or without management attendance. In any case, the committee shall meet in executive session separately with internal and external auditors, at least annually.

     - Reporting to the Board of Directors -- The committee, through the committee chairperson, shall report periodically, as deemed necessary, but at least semi-annually, to the full board. In addition, summarized minutes from committee meetings, separately identifying monitoring activities from approvals, shall be available to each board member at least one week prior to the subsequent board of directors meeting.

     - Committee Self Assessment -- The committee shall review, discuss, and assess its own performance as well as the committee role and responsibilities, seeking input from senior management, the full board, and others. Changes in role and/or responsibilities, if any, shall be recommended to the full board for approval.

     - Independent Board Members -- The board shall be composed of executive and nonexecutive members. Independent members are nonexecutive members who have no relationship to the corporation that may interfere with the exercise of their independence from management and the corporation.

MEETING FREQUENCY

     The committee shall meet at least quarterly. Additional meetings shall be scheduled as considered necessary by the committee or chairperson.

REPORTING TO SHAREHOLDERS

     The committee shall make available to shareholders a summary report on the scope of its activities. This may be identical to the report that appears in the company's annual report.

COMMITTEE'S RELATIONSHIP WITH EXTERNAL AND INTERNAL AUDITORS

     - The external auditors, in their capacity as independent public accountants, shall be responsible to the board of directors and the audit committee as representatives of the shareholders.

     - As the external auditors review financial reports, they will be reporting to the audit committee. They shall report all relevant issues to the committee responsive to agreed-on committee expectations. In executing its oversight role, the board or committee should review the work of external auditors.

     - The committee shall annually review the performance (effectiveness, objectivity, and independence) of the external and internal auditors. The committee shall ensure receipt of a formal written statement from the external auditors consistent with standards set by the Independence Standards Board. Additionally, the committee shall discuss with the auditor relationships or services that may affect auditor objectivity or independence. If the committee is not satisfied with the auditors' assurances of independence, it shall take or recommend to the full board appropriate action to ensure the independence of the external auditor.

     - The internal audit function shall be responsible to the board of directors through the committee.

     - If either the internal or the external auditors identify significant issues relative to the overall board responsibility that have been communicated to management but, in their judgment, have not been adequately addressed, they should communicate these issues to the committee chairperson.

     - Changes in the directors of internal audit or corporate compliance shall be subject to committee approval.

PRIMARY COMMITTEE RESPONSIBILITIES

MONITOR FINANCIAL REPORTING AND RISK CONTROL RELATED MATTERS

     The committee should review and assess:

     - Risk Management -- The company's business risk management process, including the adequacy of the company's overall control environment and controls in selected areas representing significant financial and business risk.

     - Annual Reports and Other Major Regulatory Filings -- All major financial reports in advance of filings or distribution.

     - Internal Controls and Regulatory Compliance -- The company's system of internal controls for detecting accounting and reporting financial errors, fraud and defalcations, legal violations, and noncompliance with the corporate code of conduct.

     - Internal Audit Responsibilities -- The annual audit plan and the process used to develop the plan. Status of activities, significant findings, recommendations, and management's response.

     - Regulatory Examinations -- SEC inquiries and the results of examinations by other regulatory authorities in terms of important findings, recommendations, and management's response.

     - External Audit Responsibilities -- Auditor independence and the overall scope and focus of the annual/interim audit, including the scope and level of involvement with unaudited quarterly or other interim-period information.

     - Financial Reporting and Controls -- Key financial statement issues and risks, their impact or potential effect on reported financial information, the processes used by management to address such matters, related auditor views, and the basis for audit conclusions. Important conclusions on interim and/or year-end audit work in advance of the public release of financials.

     - Auditor Recommendations -- Important internal and external auditor recommendations on financial reporting, controls, other matters, and management's response. The views of management and auditors on the overall quality of annual and interim financial reporting.

     The committee should review, assess, and approve:

     - The code of ethical conduct.

     - The internal auditor charter.

     - Changes in important accounting principles and the application thereof in both interim and annual financial reports.

     - Significant conflicts of interest and related-party transactions.

     - External auditor performance and changes in external audit firm (subject to ratification by the full board).

     - Internal auditor performance and changes in internal audit leadership and/or key financial management.

                        ANNUAL MEETING OF SHAREHOLDERS OF

                           OMNI ENERGY SERVICES CORP.

                                  JUNE 17, 2004



                           PLEASE DATE, SIGN AND MAIL
                             YOUR PROXY CARD IN THE
                            ENVELOPE PROVIDED AS SOON
                                  AS POSSIBLE.

   o Please detach along perforated line and mail in the envelope provided. o

--------------------------------------------------------------------------------

    THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE NOMINEES LISTED BELOW:

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR
                  VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
--------------------------------------------------------------------------------


                                                                                                   FOR    AGAINST    ABSTAIN

1. The election of six directors for the ensuing year.   2.  Approval of the increase in the       [ ]      [ ]        [ ]
                                                             number of shares issuable under the
                                 NOMINEES:                   Company's Stock Incentive Plan;
[ ] FOR ALL NOMINEES             o Michael G. DeHart
                                 o James C. Eckert       3.  To approve the Securities Purchase    [ ]      [ ]        [ ]
[ ] WITHHOLD AUTHORITY           o David A. Melman           Agreement; and
    FOR ALL NOMINEES             o Craig P. Rothwell
                                 o Marshall G. Webb      4.  Such other business as may properly   [ ]      [ ]        [ ]
[ ] FOR ALL EXCEPT               o Richard C. White          come before the meeting or any
    (See instructions below)                                 adjournments thereof.


INSTRUCTION:  To withhold authority to vote for any individual nominee(s), mark
              "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: [ ]

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]


                             YOUR VOTE IS IMPORTANT.
          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING
                              THE ENCLOSE ENVELOPE.

Signature of Shareholder                   Date:             Signature of Shareholder                   Date:
                         -----------------       ---------                            -----------------       ---------

NOTE:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY                                                                      PROXY

                           OMNI ENERGY SERVICES CORP.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF SHAREHOLDERS ON JUNE 17, 2004

    The undersigned hereby appoints James C. Eckert and Staci L. Marcelissen, or either of them, as proxy for the undersigned, each with full power of substitution, and hereby authorizes each of them to represent and to vote all shares of common stock of OMNI Energy Services Corp. (the "Company") that the undersigned is entitled to vote at the annual meeting of shareholders to be held June 17, 2004 and any adjournments thereof with respect to the following matters.

PLEASE SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE. IF NO SPECIFIC DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THIS PROXY.

               (CONTINUED, AND TO BE SIGNED, ON THE REVERSE SIDE)

                                                                    ===========
                                                                    SEE REVERSE
                                                                        SIDE
                                                                    ===========